Certain information contained in this document has been redacted pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated with the notation “[***]”

SEVENTH AMENDMENT TO OFFICE LEASE

This SEVENTH AMENDMENT TO OFFICE LEASE (this "Seventh Amendment"), is made and entered into as of Aug 21, 2026, by and between REDWOOD CITY PARTNERS, LLC, a Delaware limited liability company ("Landlord"), and BOX, INC., a Delaware corporation ("Tenant").

R E C I T A L S:

A. Landlord and Tenant entered into that certain Office Lease dated September 15, 2014 (the "Office Lease"), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises (the "Existing Premises") consisting of the entirety of that certain office building located at 900 Jefferson Avenue, Redwood City, California ("Building A" or the "Building A Premises") and a portion of the ground floor and the entirety of the fourth (4th) and fifth (5th) floors (presently known as Suites 400 and 500, which were designated as the third (3rd) and fourth (4th) floors under the Existing Lease (as defined herein below)) of that certain office building located at 900 Middlefield Avenue, Redwood City, California ("Building B"). The Office Lease, as amended by the First Amendment to Office Lease dated March 17, 2015, the Second Amendment to Office Lease dated October 22, 2015, the Third Amendment to Office Lease dated September 21, 2017, the Fourth Amendment to Office Lease dated November 6, 2018 (the "Fourth Amendment"), the Fifth Amendment to Office Lease dated April 30, 2019 (the "Fifth Amendment"), and the Sixth Amendment to Office Lease dated November 11, 2023 (the "Sixth Amendment"), is collectively referred to herein as the "Existing Lease". The Existing Lease as amended by this Seventh Amendment is referred to herein as the "Lease".

B. Landlord and Tenant now desire to amend the Existing Lease to (i) extend the Lease Term with respect to (a) the portion of the Existing Premises located on the ground floor of Building B (the "Renewal Building B Premises"), as depicted on Exhibit A-1 attached hereto, and (b) the Building A Premises (the Renewal Building B Premises and the Building A Premises are collectively referred to herein as the "Renewal Premises"), (ii) allow the Lease Term to expire with respect to the remainder of the Existing Premises, consisting of the entirety of the fourth (4th) and fifth (5th) floors of Building B (presently known as Suites 400 and 500, which were designated as the third (3rd) and fourth (4th) floors under the Existing Lease) (collectively, the "Seventh Amendment Give-Back Space"), (iii) remeasure the Renewal Premises, and (iv) otherwise amend the Lease, all on the terms and conditions contained herein.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

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1.
Capitalized Terms. Each capitalized term when used herein shall have the same respective meaning as is given such term in the Existing Lease, unless expressly provided otherwise in this Seventh Amendment.
2.
Extended Term. Pursuant to the Existing Lease, the Lease Term is scheduled to expire on June 30, 2028 (the "Existing Expiration Date" or the "Seventh Amendment Give-Back Date"). Landlord and Tenant hereby agree to extend the Lease Term for the Renewal Premises only for a period (the "Extended Term") of twelve (12) years from July 1, 2028 (the "Extension Commencement Date") through June 30, 2040.
3.
Seventh Amendment Give-Back Space. Notwithstanding any provision to the contrary set forth in the Lease, the Lease Term shall continue to expire on the Existing Expiration Date for the Seventh Amendment Give-Back Space. On or before the Existing Expiration Date, Tenant shall vacate and surrender and deliver exclusive possession of the Seventh Amendment Give-Back Space in the condition required under Section 15 below. Accordingly, effective as of the Extension Commencement Date, (i) the Seventh Amendment Give-Back Space shall no longer be a part of the Premises, and Landlord and Tenant shall be relieved of their respective obligations under the Lease with respect to the Seventh Amendment Give-Back Space, except those obligations under the Lease which relate to the term of Tenant's lease of the Seventh Amendment Give-Back Space (i.e., through the Seventh Amendment Give-Back Date) and specifically survive the expiration or earlier termination of the Lease (subject to the terms of this Seventh Amendment), including, without limitation, the payment of all Rent due with respect to the Seventh Amendment Give-Back Space up to and including the Seventh Amendment Give-Back Date, and (ii) the Premises shall be deemed to consist only of the Renewal Premises. Except for the MPOE room in Building A that serves both Building A and Building B located in the parking elevator lobby of Building A, Tenant shall be entitled to use and occupy Building A as a single-tenant building without obligation to convert to a multi-tenant building. Tenant shall be entitled to use and access all amenities available at the Project that are intended for common use of the occupants of the Project. Tenant shall continue to have exclusive use of the Tenant Patio Area, and shall continue to have non-exclusive use of the Common Terrace Area (as those terms are defined in Section 10 of the Sixth Amendment). The physical area of the Tenant Patio Area shall not be diminished at any time during the Lease Term, as the same may be extended or renewed, except as may otherwise be agreed to by Landlord and Tenant.
4.
Remeasurement. The Renewal Premises has been remeasured and on the Extension Commencement Date, (i) the Project shall be deemed to contain 359,272 rentable square feet, (ii) Building A shall be deemed to contain 237,137 rentable square feet, (iii) Building B shall be deemed to contain 122,135 rentable square feet, (iv) the Renewal Premises shall be deemed to contain 242,935 rentable square feet, comprised of (a) the Building A Premises and (b) 5,798 rentable square feet on the ground floor of Building B (i.e., the Renewal Building B Premises). The rentable square feet of the Project, Buildings and Renewal Premises shall not be subject to further remeasurement or modification at any time during the Lease Term as the same may be renewed or extended.
5.
Base Rent. During the Extended Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Renewal Premises in the amount set forth in the schedule below, but otherwise in accordance with the terms and conditions of the Lease.

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Period During Extended Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
July 1, 2028* – June 30, 2029	$22,009,911.00	$1,834,159.25	$7.55
July 1, 2029* – June 30, 2030	$22,670,208.36	$1,889,184.03	$7.78
July 1, 2030 – June 30, 2031	$23,350,314.60	$1,945,859.55	$8.01
July 1, 2031 – June 30, 2032	$24,050,824.08	$2,004,235.34	$8.25
July 1, 2032 – June 30, 2033	$24,772,348.80	$2,064,362.40	$8.50
July 1, 2033 – June 30, 2034	$25,515,519.24	$2,126,293.27	$8.75
July 1, 2034 – June 30, 2035	$26,280,984.84	$2,190,082.07	$9.02
July 1, 2035 – June 30, 2036	$27,069,414.36	$2,255,784.53	$9.29
July 1, 2036 – June 30, 2037	$27,881,496.84	$2,323,458.07	$9.56
July 1, 2037 – June 30, 2038	$28,717,941.72	$2,393,161.81	$9.85
July 1, 2038 – June 30, 2039	$29,579,479.92	$2,464,956.66	$10.15
July 1, 2039 – June 30, 2040	$30,466,864.32	$2,538,905.36	$10.45
*NOTE: Subject to the Seventh Amendment Base Rent Abatement pursuant to the terms of Section 6 below.

6.
Seventh Amendment Base Rent Amendment. Provided that Tenant is not then in monetary or material non-monetary default of the Lease beyond any applicable notice and cure periods, then during the first (1st) fifteen (15) calendar months and partially during the sixteenth (16th) calendar month of the Extended Term (the "Seventh Amendment Base Rent Abatement Period"), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Renewal

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Premises (the "Seventh Amendment Base Rent Abatement"). The Seventh Amendment Base Rent Abatement is an amount equal to $29,038,279.06. Notwithstanding anything to the contrary contained in the Lease, Tenant may elect to instead apply the Seventh Amendment Base Rent Abatement against Base Rent otherwise due during a different period of the Lease Term, including prior to the commencement of the Extended Term; provided, however, (i) Tenant must provide prior written notice to Landlord of such election no later than October 1 of the calendar year preceding the calendar year in which Tenant elects to commence application of the Seventh Amendment Base Rent Abatement, and (ii) any such Seventh Amendment Base Rent Abatement must be applied to Base Rent otherwise due during a contiguous period until fully utilized; provided, however, in no event shall the Seventh Amendment Base Rent Abatement be applied to Base Rent prior to January 1, 2027. For the avoidance of doubt, if Tenant elects to apply the Seventh Amendment Base Rent Abatement against Base Rent then due during a period other than the Seventh Amendment Base Rent Abatement Period, the total value of the Seventh Amendment Base Rent Abatement will still equal $29,038,279.06. The foregoing Seventh Amendment Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Seventh Amendment, and for agreeing to pay the Rent and perform the terms and conditions otherwise required under the Lease. If, during any period to which the Seventh Amendment Base Rent Abatement is applied or would otherwise be applied, a monetary or material non-monetary default of the Lease beyond any applicable notice and cure periods exists, and such default is cured, or otherwise ceases to continue, without resulting in termination of the Lease, the Seventh Amendment Base Rent Abatement shall be retroactively reinstated in full, and Tenant shall be entitled to the full benefit of any portion suspended during such default, as if such default had not occurred.
7.
Direct Expenses for Renewal Premises; Utilities; Janitorial.
7.1
Tenant's Share; Management Fee Percentage. Notwithstanding any provision to the contrary contained in the Existing Lease, with respect to the period of the Lease Term occurring after the Seventh Amendment Give-Back Date, Tenant shall pay to Landlord Tenant's Share of Direct Expenses attributable to the Renewal Premises in accordance with the terms and conditions of the Lease; provided, however, as of the Extension Commencement Date: (i) Tenant's Share shall be calculated by dividing the number of rentable square feet of space in the Renewal Building B Premises or the Building A Premises, as applicable, by the number of rentable square feet of space in Building B, but excluding the Retail Space, or Building A, as applicable, (ii) Tenant's Share with respect to the Building A Premises shall be 100% of Building A, and Tenant's Share with respect to the Renewal Building B Premises shall be 4.96% of the total of 116,804 rentable square footage of office space in Building B; and (iii) the "Management Fee Percentage" shall mean two and 375/1000ths percent (2.375%) of Tenant's Base Rent for any calendar year or portion thereof (grossed up to reflect that such Base Rent is paid at 100% of the Project, including during any period of abatement).
7.2
Utilities. Section 6.1.2 of the Office Lease, as amended by Section 7 of the Fifth Amendment and this Section 7.2, shall continue to govern the procurement and payment of utilities by Tenant. For the avoidance of doubt, and without limiting the generality of the foregoing, as of the date hereof, the Existing Premises is not separately submetered or directly metered for electric or water services. Instead, electrical and water usage within the Existing Premises is charged by Landlord as Additional Rent (outside of Direct Expenses) based on Landlord's

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allocation of such charges to the Premises pursuant to Section 6.1.2 of the Office Lease. Landlord shall deliver to Tenant a statement for each billing period (each, a "Utility Statement") that includes: (1) a copy of the underlying utility provider's bill for such billing period, (2) the total consumption of electricity and water for the Project during such billing period, (3) the rate charged by the utility provider for such billing period, (4) a description of the methodology Landlord used to allocate a portion of such consumption and cost to the Existing Premises, and (5) the specific calculation of the amount allocated to the Existing Premises for such billing period, which allocation shall be a reasonable, equitable, and consistent allocation of such charges to the Existing Premises. Tenant shall pay Landlord directly, pursuant to a separate direct meter, for all gas services provided to or consumed in the Building A Premises. As soon as is practicable (using reasonable diligence), but in any event prior to the end of calendar year 2027, Landlord shall, at Landlord's sole cost and expense, install submeters separately measuring electrical and water consumption within the Building A Premises. Following such installation, Tenant shall pay Landlord directly, pursuant to such submeters, for all electricity and water services provided to or consumed in the Building A Premises, including the cost of electricity to operate the HVAC air handlers. In addition, (a) no administrative fee, mark-up, surcharge, or similar cost shall be added by Landlord to any electricity, gas or water payments Tenant makes to Landlord pursuant to submeters or meters, and such payments shall be billed to Tenant at the actual underlying rate charged to Landlord by the applicable utility provider; (b) the costs of electricity, gas and water that Tenant pays directly to Landlord pursuant to meters or submeters shall not be included in Operating Expenses or otherwise passed through to Tenant as Direct Expenses; (c) following the installation of the electricity and water submeters, Landlord shall continue to provide Tenant with a Utility Statement for each billing period with respect to the Building A Premises, which shall include (i) a copy of the underlying utility provider's bill for such billing period, (ii) Tenant's submetered consumption for such billing period, and (iii) the rate charged by the utility provider for such billing period, and (d) the costs of all utilities other than electricity and water provided to (x) the Existing Premises located in Building B prior to and including the Seventh Amendment Give-Back Date, and (y) the Renewal Building B Premises from and after the Extension Commencement Date, shall be included in Operating Expenses. For the avoidance of doubt, (A) until the submeters are installed to measure electricity and water use in the Building A Premises, Tenant shall continue to pay for electricity and water use to Landlord based on the amounts set forth in the Utility Statements and (B) Landlord is not obligated to install submeters to measure sewer service to the Building A Premises or gas or sewer service to the Renewal Building B Premises and the actual costs of the same shall continue to be included in Operating Expenses and passed through to Tenant.
7.3
Janitorial. Subject to the applicable terms of the Existing Lease, Tenant may contract directly with a janitorial service provider for the Premises. Except as may be required by the Underlying Documents, Tenant shall not be required to use a union janitorial service, provided that Landlord shall have the right to reasonably approve such vendors. Tenant's existing non-union janitorial provider, Nexsentio, is approved for continued service.
8.
Landlord's Records. Section 4.6 of the Office Lease is hereby deleted in its entirety and replaced with the following:

"4.6 Landlord's Records. Upon Tenant's written request given not more than one hundred eighty (180) days after Tenant's receipt of a Statement for a particular Expense Year, and

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provided that Tenant is not then in monetary or material non-monetary default under this Lease beyond the applicable notice and cure period provided in this Lease, specifically including, but not limited to, the timely payment of Additional Rent (whether or not the same is the subject of the audit contemplated herein), Landlord shall furnish Tenant with such reasonable supporting documentation in connection with the Direct Expenses and utility charges billed as Additional Rent as Tenant may reasonably request. Landlord shall provide said documentation to Tenant within forty-five (45) days after Tenant's written request therefor. Within one hundred eighty (180) days after receipt of a Statement or Utility Statement by Tenant (the "Audit Period"), if Tenant disputes the amount of Direct Expenses set forth in the Statement or the amount of utility charges set forth in the Utility Statement, an independent auditor (which auditor (A) is either (1) a nationally or regionally recognized certified public accounting firm, (2) a nationally recognized lease auditing firm or brokerage firm (such as Newmark), in each case with previous experience in auditing financial operating records of landlords of office buildings, or (3) with respect to any audit of utility charges set forth in a Utility Statement, a nationally or regionally recognized meter reading, energy audit, or utility consulting firm with experience in auditing utility charges for office buildings ("Auditor"), and (B) is not working on a contingency fee basis (i.e., Tenant must be billed based on the actual time and materials that are incurred by such Auditor in the performance of the audit)), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, audit Landlord's records with respect to the Statement or Utility Statement, with such audit to be conducted, at Tenant's election, (x) as a desktop audit, with Landlord providing electronic access to its applicable books and records, or (y) in person at Landlord's offices in the San Francisco Bay area, provided that any in-person audit shall be conducted in a reasonably professional and comfortable environment, provided further that (i) Tenant is not then in monetary or material non-monetary default under this Lease (beyond any applicable notice and cure periods provided under this Lease), and (ii) Tenant has paid all amounts required to be paid under the applicable Estimate Statement, Statement and Utility Statement (but Tenant shall be deemed to have paid the same "under protest"). In connection with such audit, Tenant and Tenant's Auditor shall execute a commercially reasonable confidentiality agreement regarding such audit. Any audit report prepared by Tenant's Auditor shall be delivered concurrently to Landlord and Tenant within the Audit Period. Tenant's failure to audit the amount of Direct Expenses set forth in any Statement or the amount of utility charges payable for the corresponding period within the Audit Period shall constitute a waiver of Tenant's right or ability to audit the amounts set forth in such Statement or the utility charges paid by Tenant for such period; provided, however, if Landlord revises a Statement or Utility Statement after delivering the same to Tenant (which revision shall be done, if at all, within one (1) year after Landlord delivers the initial Statement for such Expense Year or the initial Utility Statement, as applicable), then Tenant shall continue to have the right to dispute such revisions for a period of one hundred eighty (180) days after Landlord delivers such revised Statement or Utility Statement to Tenant. If after such audit, Tenant still disputes such Direct Expenses or utility charges, an audit to determine the proper amount shall be made, at Tenant's expense, by an independent certified public accountant or utility consulting firm, as applicable (the "Accountant") mutually and reasonably selected by Landlord and Tenant; provided that if such audit by the Accountant proves that the Direct Expenses set forth in the particular Statement or the utility charges set forth in the particular Utility Statement were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such audit shall be paid for by Landlord. Tenant hereby acknowledges that Tenant's sole right to audit Landlord's records and to contest the amount of Direct Expenses and utility

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charges payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to Applicable Laws to audit such records and/or to contest the amount of Direct Expenses or utility charges payable by Tenant."

9.
Option To Extend Lease Term. The Extended Term provided herein shall not be deemed to represent either of Tenant's two (2) options to extend the Lease Term as provided in Section 2.2 of the Office Lease, and Tenant shall continue to have two (2) options to extend the Lease Term for a period of five (5) years each, in accordance with, and pursuant to the terms of, Section 2.2 of the Office Lease, as amended hereby. Notwithstanding anything to the contrary contained in the Existing Lease, effective as of the date of this Seventh Amendment, (i) the sixty-seven percent (67%) occupancy requirement in the last sentence of Section 2.2.1 of the Office Lease shall be determined based on sixty-seven percent (67%) of the rentable square footage of the Renewal Premises rather than the initial Premises, and for such requirement, "occupancy" shall mean the space is not encumbered by a third party sublease for all or substantially all of the then-remaining Lease Term (as opposed to a sublease or other occupancy agreement with a Permitted Transferee or Permitted Occupant), (ii) "Comparable Buildings" shall mean first-class office buildings which are comparable to the Buildings in terms of age (based upon the date of completion of construction or major renovation), quality of construction, level of services and amenities (including, but not limited to, the type (e.g., surface, covered, subterranean) and amount of parking), size and appearance, and are located in the Comparable Area, (iii) "Comparable Area" shall mean the area extending from the city of San Mateo to the city of Mountain View (but excluding the downtown Palo Alto area and Sand Hill Road, but including the California Avenue submarket of Palo Alto) and which area has similar access to Caltrain, and (iv) the Market Rent determined pursuant to Exhibit H of the Office Lease shall include, and Tenant shall be entitled to receive, any and all relevant monetary concessions then being provided to tenants entering into arm's length transactions for comparable space in the Comparable Area; provided, however, that to the extent Tenant actually receives such monetary concession in-kind (rather than the value of such monetary concession being reflected as a corresponding reduction in the rental rate component of the Market Rent), then the rental rate component of the Market Rent shall be increased to reflect the net effective value of such in-kind monetary concession.
10.
Ongoing Right of First Offer. Sections 1.3 and 1.4 of the Office Lease are hereby deleted in their entirety and replaced with Exhibit B attached hereto.
11.
Letter of Credit.
11.1
Notwithstanding the terms of the Existing Lease, the "L-C Amount" is hereby amended to $7,336,637.00, and therefore, within thirty (30) days following the mutual execution and delivery of this Seventh Amendment, Tenant shall either provide Landlord with a new L-C, or an amendment to the existing L-C reflecting such new L-C Amount, in accordance with, and pursuant to the terms of, the Lease, as amended by this Section 11. Notwithstanding anything to the contrary contained in the Lease, Landlord shall not be obligated to disburse any of the Seventh Amendment Improvement Allowance until Landlord has received the new L-C or an amendment to the existing L-C reflecting such new L-C Amount.
11.2
Notwithstanding anything to the contrary in the Existing Lease, and in lieu of the further reductions of the L-C provided in Article 21 of the Office Lease and Section 6 of the

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Sixth Amendment, the L-C Amount is subject to reduction by the applicable "L-C Burn Down Amount" as set forth below on each "Reduction Date" set forth below, provided that Tenant then satisfies the "L-C Reduction Conditions" (as that term is defined in Section 6.2 of the Sixth Amendment) on or at any time following the applicable Reduction Date, provided that (a) if Tenant does not satisfy the L-C Reduction Conditions on any particular Reduction Date, then the L-C Amount shall be reduced to the applicable amount at such time, if any, that Tenant satisfies the L-C Reduction Conditions, and (b) in no event shall the L-C Amount be reduced below $1,834,159.25.

Reduction Date	L-C Burn Down Amount	Remaining L-C Amount
7/1/2031	$1,834,159.25	$5,502,477.75
7/1/2032	$1,834,159.25	$3,668,318.50
6/1/2033	$1,834,159.25	$1,834,159.25

12.
Signage.
12.1
Removal of Signage on Building B. Notwithstanding anything to the contrary in the Existing Lease, (i) on or prior to the Existing Expiration Date, Tenant shall, at its sole cost and expense, remove all of Tenant's signage located on and within Building B, and shall cause the areas in which such signage was located to be (x) restored to the extent necessary to accommodate future signage and (y) repaired in a good and workmanlike manner, and (ii) after the Seventh Amendment Give-Back Date, Tenant shall have no further rights to such signage.
12.2
New Signage on Building A. Section 23.5 of the Office Lease is hereby amended, such that Tenant's Signage shall include, in addition to the existing signage on Building A (which is reflected on Exhibit E attached hereto), (i) one (1) Building top sign on the west-facing elevation of Building A ("New Sign 1"), and (ii) one (1) sign on the west-facing elevation of Building A at the Caltrain level of Building A ("New Sign 2") ("New Sign 1" and "New Sign 2" are collectively referred to herein as the "New Signage" and are located in the approximate locations shown on Exhibit E). Notwithstanding the foregoing, such New Signage shall be subject to: (a) the Objectionable Content restrictions currently set forth in the Existing Lease, (b) the prior written approval of Landlord (not to be unreasonably withheld, and to be granted as to location so long as the exact location is consistent with the approximate locations shown on Exhibit E) and the City, (c) any Applicable Laws (including code compliance), and (d) the requirement that New Sign 1 and New Sign 2 shall not reduce the amount of exterior signage that would otherwise be available for Building B. Landlord shall use commercially reasonable efforts to assist Tenant in securing the necessary municipal approvals for the New Signage. Tenant hereby acknowledges that, notwithstanding Landlord's approval of the New Signage but without diminishing Landlord's obligations in the preceding sentence, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for the New Signage. Notwithstanding any provision to the contrary in the Existing Lease, Landlord may permit other tenants of Building B to have non-exclusive signage on the exterior of Building B and non-exclusive monument signage rights for Building B.

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12.3
Electronic Project Signage. Landlord and Tenant acknowledge and agree that Landlord shall not install the Electronic Project Signage without Tenant's prior written consent, which may be withheld in Tenant's sole discretion.
12.4
Occupancy Threshold. For purposes of Tenant's signage rights under Article 23 of the Office Lease as amended hereby, "occupancy" shall mean that the applicable space is not encumbered by a third party sublease for all or substantially all of the then-remaining Lease Term (as opposed to a sublease or other occupancy agreement with a Permitted Transferee or Permitted Occupant). The parties stipulate that, in accordance with the remeasurement set forth in Section 4 above, fifty percent (50%) of the rentable square footage of the initial Premises leased by Tenant under the Office Lease is 179,636 rentable square feet.
13.
Parking.
13.1
Generally. Notwithstanding anything to the contrary in the Existing Lease, effective as of the Seventh Amendment Give-Back Date, Tenant's parking shall be reduced to seven hundred twenty-nine (729) unreserved parking passes (i.e., three (3) unreserved passes per each 1,000 rentable square feet of the Renewal Premises), and Tenant shall retain as part of its parking allocation, on a continuing basis throughout the Lease Term as the same may be extended or renewed: (i) the sixteen (16) parking spaces near the entrance of Building A, and (ii) any and all parking spaces at the electric vehicle charging stations. Attached hereto as Exhibit C is a map of the Project parking facilities, which depicts Tenant's reserved parking spaces, electric vehicle charging stations, and storage rooms (including bicycle storage). As an accommodation to, and at the request of, Tenant, Tenant may continue to, at no charge, issue access cards providing the holder with access to parking within the Project parking facilities; provided, however, that (1) Tenant may not permit more than 729 vehicles to be parked in the Project parking facilities by holders of such access cards at any given time, and (2) if more than 729 vehicles are parked by Tenant's access card holders in the Project parking facilities at any given time, then, upon Landlord's request, Tenant shall promptly use commercially reasonable efforts to reduce the number of vehicles parked at the Project parking facilities by Tenant's access card holders at such time to no more than 729 vehicles, provided that Landlord shall promptly provide Tenant with reasonable information regarding vehicles parked in the Project parking facilities by Tenant's access card holders upon Tenant's request. Landlord shall use commercially reasonable efforts to cause the occupants of Building B to park on the Building B-side of the Project parking facilities, including by (i) providing periodic written notices to such occupants requesting that they do so, (ii) including such request in Project parking policies and communications distributed from time to time, and (iii) coordinating with Landlord's parking operator (if any) to encourage compliance; provided, however, that Landlord shall not be required to enforce such parking arrangement through legal action or through withholding of building access, and Landlord shall have no liability for any failure of Building B occupants to comply notwithstanding such efforts.
13.2
EV Chargers. Upon Landlord's prior written approval, not to be unreasonably withheld, Tenant may, utilizing the Seventh Amendment Improvement Allowance, install up to five (5) additional electric vehicle charging stations ("Additional EV Chargers") (which shall be part of its parking allocation) in locations in P1-P3 of the Project parking facilities near the existing installations, subject to Landlord's reasonable approval of such locations during the Lease Term. Such installation shall include any required additional infrastructure needed to

4897-0255-9401.12/373382.00003	- 9 -	CROSSING/900 Seventh Amendment to Office Lease [Box, Inc.]

IF = IF 9 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v13

IF = IF 9 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v14

accommodate such Additional EV Chargers and shall be submetered by Tenant. Tenant shall have no obligation to remove the Additional EV Chargers upon the expiration or earlier termination of the Lease.
13.3
Office Parking Cost Pool Allocation. Notwithstanding anything to the contrary in the Existing Lease, prior to and throughout the Extended Term, Landlord shall allocate approximately 36.62% of the Parking Cost Pool to the office tenants of the Project as calculated in Schedule 2 of the Fifth Amendment ("Office Parking Cost Pool Allocation"). Prior to and including the Existing Expiration Date, Tenant's share of the Office Parking Cost Pool Allocation shall be approximately 84.7% ("Tenant's Office Parking Cost Pool Allocation") (i.e., the rentable square feet of the Remaining Premises (283,062) divided by the rentable square footage of the office space in the Project prior to this Seventh Amendment (334,212)). Commencing as of the Extension Commencement Date, Tenant's Office Parking Cost Pool Allocation shall be approximately 67.6% (i.e., the rentable square feet of the Renewal Premises (242,935) divided by the rentable square footage of the Project (359,272)). Notwithstanding anything to the contrary, if the hours that the Project parking facility is available for use by the general public are changed from the hours shown in Schedule 2 of the Fifth Amendment, the Office Parking Cost Pool Allocation (and therefore Tenant's Office Parking Cost Pool Allocation) shall be equitably adjusted based on the revised public use. The "Tenant's Office Parking Cost Pool Allocation" set forth herein shall supersede and replace "Tenant's Parking Cost Pool Allocation" as set forth in the Fifth Amendment and Sixth Amendment in its entirety, effective from the date of this Seventh Amendment and continuing throughout the Extended Term and any extension or renewal thereof.
13.4
City Parking Agreement. Notwithstanding anything to the contrary in the Existing Lease, concurrently with entering into this Seventh Amendment, Tenant hereby assigns to Landlord all of Tenant's right, title, and interest in and under that certain Parking License Agreement between Tenant, as Licensor, and the City, dated August 25, 2017 (the "Project Parking Agreement"), and Landlord hereby assumes all of Tenant's obligations arising under the Project Parking Agreement from and after the date of this Seventh Amendment. Tenant shall provide the City with written notice of the assignment promptly following execution of this Seventh Amendment. Following such assignment, the City shall continue to be required to park all vehicles, including both the personal and official vehicles of its personnel, in the lowest level of the parking garage where the City currently parks.
14.
Condition of Renewal Premises; Building and Project. Tenant shall continue to accept the Renewal Premises in its currently existing, "as is" condition. Except as otherwise set forth in the Seventh Amendment Work Letter attached hereto as Exhibit D, Section 16 below, and Landlord's other express obligations under the Lease (including Landlord's ongoing maintenance, repair, replacement, and legal compliance obligations), Landlord shall not be obligated to provide or pay for or perform any improvement work with respect to the Renewal Premises in connection with Tenant's continued occupancy of the Renewal Premises from and after the Extension Commencement Date. Neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Renewal Premises, the Buildings, or the Project or with respect to the suitability of the same for the conduct of Tenant's business.

4897-0255-9401.12/373382.00003	- 10 -	CROSSING/900 Seventh Amendment to Office Lease [Box, Inc.]

IF = IF 10 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v13

IF = IF 10 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v14

15.
Restoration Obligations.
15.1
Existing Improvements, Generally. Notwithstanding anything to the contrary in the Existing Lease, Tenant shall have no obligation to remove or restore, or to pay for the removal or restoration of, any improvements at the Project existing as of the date of this Seventh Amendment. Without limiting the foregoing, Landlord hereby waives the requirements of the Existing Lease (including Sections 8.5 and 29.32 of the Office Lease) with respect to all such existing improvements, including all Specialty Improvements (including cafeterias, EV chargers, supplemental rooftop HVAC, bicycle and other storage improvements, and Lines).
15.2
Seventh Amendment Give-Back Space. Notwithstanding anything to the contrary in the Existing Lease, Tenant's surrender obligations with respect to the Seventh Amendment Give-Back Space shall be limited, at no cost to Landlord, to: (i) removing all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, server and telephone equipment, movable partitions, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Seventh Amendment Give-Back Space, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed; (ii) repairing all damage to the Seventh Amendment Give-Back Space and Buildings resulting from such removal; and (iii) otherwise returning the Seventh Amendment Give-Back Space to Landlord in its then "as-is" condition.
15.3
Renewing Premises. Supplementing Section 15.1, Landlord further waives the requirements of the Existing Lease (including Sections 8.5 and 29.32 of the Office Lease) with respect to any like-kind replacement or refresh of any improvement existing as of the date of this Seventh Amendment, including any such replacement or refresh that would otherwise constitute a Specialty Improvement.
15.4
Notification of Restoration. Section 8.5 of the Office Lease is hereby modified such that, with respect to any Alterations or improvements proposed by Tenant after the date of this Seventh Amendment, Landlord shall be required to identify, concurrently with its approval of Tenant's plans for such Alterations or improvements, any portion thereof that Landlord will require Tenant to remove and restore at the expiration or earlier termination of the Lease as a Specialty Improvement. Tenant shall have no obligation to deliver any predicate request or other notice to Landlord to trigger such identification, and if Landlord fails to identify any such Specialty Improvement concurrently with its approval of Tenant's plans, Landlord shall be deemed to have waived the removal and restoration requirement with respect to the Alterations or improvements so approved.
15.5
Clarification. For the avoidance of doubt, Tenant shall have no obligation to remove or restore, or to pay for the removal or restoration of: (i) any improvement that is not a Specialty Improvement; (ii) any Specialty Improvement that Landlord has not designated for removal in accordance with Section 15.4; or (iii) any improvement existing at the Project as of the date of this Seventh Amendment, or any like-kind replacement or refresh thereof, in each case even if such improvement, replacement, or refresh would otherwise constitute a Specialty Improvement.

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IF = IF 11 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v13

IF = IF 11 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v14

16.
Compliance with Law.
16.1
Egress Compliance Work. Tenant's cafeteria and assembly space in Building A previously included an emergency egress path that was required by the City of Redwood City (the "City") as a condition of its approval of Tenant's buildout plans, as shown on Exhibit A-2 (City-Approved Plan Set) attached hereto. As part of improvement work performed by Landlord following the completion of Tenant's buildout, the space in Building B through which such egress path ran, as shown on Exhibit A-3 (Terrace and Bldg. A Original Exit Path) attached hereto, was converted by Landlord to demised space now leased and occupied by Davis Polk, thereby eliminating such City-required egress path. If, after the date hereof, the City requires any work to the Project arising from the elimination of such egress path (including any work necessary to permit Tenant's continued use of such space for assembly use or in the event Tenant elects to reopen its kitchen (which uses Tenant retains the right to exercise at any and all times)), Landlord, at no cost or expense to Tenant, shall perform such required work (the "Egress Compliance Work") as soon as reasonably practicable following the City's imposition of such requirement. The Egress Compliance Work shall, to the maximum extent feasible, be designed to avoid encroaching upon any occupiable space within the Renewal Premises and minimize interference with Tenant's use and occupancy of the Renewal Premises. Landlord shall consult with Tenant during the design process for the Egress Compliance Work, shall provide Tenant with plans, specifications, drawings, and other design documents as they are prepared, and shall consider in good faith Tenant's input regarding layout, design, materials, and finishes, provided that Landlord shall not be required to incorporate any Tenant input that would cause the Egress Compliance Work to violate Applicable Laws. Prior to submission to the City, Landlord shall submit plans and specifications for the Egress Compliance Work to Tenant for Tenant's review and approval, which approval shall not be unreasonably withheld, conditioned, or delayed and shall be granted or withheld within ten(10) business days of Landlord's submission. Tenant may withhold approval to the extent (i) the plans and specifications are inconsistent with Tenant's input previously provided in accordance with the preceding sentence, or (ii) Tenant reasonably requires changes necessary to comply with Applicable Laws or City requirements. To the extent the Egress Compliance Work is performed in or affects areas visible from the Renewal Premises or otherwise used or occupied by Tenant, such work shall be performed using materials and finishes that are reasonably consistent with the existing finishes of the affected area, and upon completion Landlord shall restore any affected areas to Tenant's reasonable satisfaction. If the Egress Compliance Work permanently reduces the occupiable rentable square footage of the Renewal Premises, then, from and after the date of substantial completion of the Egress Compliance Work, (i) the rentable square footage of the Renewal Premises shall be adjusted to reflect such reduction, (ii) Base Rent shall be equitably reduced on a per-rentable-square-foot basis, (iii) Tenant's Share shall be recalculated based on the reduced rentable square footage, and (iv) any other components of Rent calculated by reference to the rentable square footage of the Renewal Premises shall be equitably adjusted. Following completion of the Egress Compliance Work, Landlord shall be responsible, in accordance with Article 24 of the Office Lease, for maintaining ongoing compliance of the affected areas with all Applicable Laws (including any subsequent changes in Applicable Laws or in the City's requirements) and for the ongoing maintenance, repair, and replacement of the improvements comprising the Egress Compliance Work. Landlord shall reimburse Tenant, within thirty (30) days after Landlord's receipt of Tenant's invoice therefor accompanied by reasonable supporting documentation, for any actual out-of-pocket costs and expenses incurred by Tenant as a result of the Egress Compliance Work or Landlord's performance thereof, including without

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IF = IF 12 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v13

IF = IF 12 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v14

limitation costs of (i) temporary or permanent relocation of Tenant's personnel, furniture, fixtures, equipment, or operations within the Renewal Premises, (ii) additional security, cleaning, protection, or operational measures required by reason of the work, (iii) any consultants, architects, engineers, or other professionals reasonably retained by Tenant to review, respond to, or coordinate with the Egress Compliance Work, and (iv) modifications, restoration, or replacement of any of Tenant's improvements, alterations, personal property, or telecommunications and data infrastructure affected by the Egress Compliance Work.
16.2
Article 24 (Compliance with Law) is hereby amended and restated in its entirety as follows:

"Landlord shall comply with all Applicable Laws relating to the Base Building, the Project Common Areas, and the Building Common Areas, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would adversely affect a certificate of occupancy (or legal equivalent) for the Premises for the Permitted Use, or Tenant's ability to perform Alterations that are consistent with a general office use and a density that is consistent with Tenant's existing buildout of the Renewal Premises, or would unreasonably and materially affect the safety of Tenant's employees or create a significant health hazard for Tenant's employees (it being understood that the foregoing is in addition to Landlord's obligations with respect to the Egress Compliance Work). Notwithstanding anything to the contrary in this Lease, Tenant shall not be obligated to incur any costs in connection with Landlord's obligations under this Article 24 or in connection with the Egress Compliance Work. Landlord and Tenant hereby acknowledge that neither the Premises nor the Buildings have undergone inspection by a Certified Access Specialist (CASp). Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated, including, without limitation, any such governmental regulations related to disabled access (collectively, "Applicable Laws"). At its sole cost and expense, except to the extent the same is Landlord's obligation above or is Egress Compliance Work, Tenant shall promptly comply with all Applicable Laws (including the making of any alterations to the Premises required by Applicable Laws) which relate to (i) Tenant's use of the Premises, (ii) Tenant's personal property (including its equipment) at the Project, even if located outside the Premises, (iii) the Alterations or the Improvements in the Premises, or (iv) the Base Building, the Project Common Areas, or the Building Common Areas, but as to the Base Building, the Project Common Areas, and the Building Common Areas, only to the extent such obligations are triggered by (x) Alterations made by Tenant to the Premises to the extent such Alterations are not normal and customary business office improvements, or (y) Tenant's use of the Premises for non-general office use. If any changes are required to be made to the Base Building, the Project Common Areas or the Building Common Areas under clause (iv) above, then Landlord shall make such changes at Tenant's sole cost and expense. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations, subject to the cost shield set forth above. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto,

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IF = IF 13 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v13

IF = IF 13 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v14

that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant."

17.
Service Animals; Tenant's Dogs. With the exception of "service" animals (as defined by the Americans with Disabilities Act, the Fair Employment and Housing Act, and their accompanying guidelines or other Applicable Laws) ("Service Animals") and "Tenant's Dogs" (as defined below), no animals, reptiles, birds or pets are permitted in the Premises, Building or Project at any time. Any Service Animals brought to the Premises, Building or Project must (i) be dogs or other animals that are recognized as Service Animals under Title III of the Americans with Disabilities Act, the Fair Employment and Housing Act, and their accompanying guidelines or other Applicable Laws, (ii) be individually trained to do work, perform tasks or provide support for a person with a recognized disability. Subject to the TCCs of this Section 17, Tenant shall be permitted to bring up to ten (10) dogs into the Building A Premises and the Tenant Patio Area (which dogs are owned by Tenant or an officer or employee of Tenant) ("Tenant's Dogs"). Any Service Animals and all of Tenant's Dogs must be registered with Landlord's property management office prior to coming to the Building A Premises, Building A, the Tenant Patio Area or Project. Dogs (other than Tenant's Dogs), birds, reptiles or other animals whose sole function is to provide emotional support or comfort are not permitted except to the extent required by Applicable Laws. For the avoidance of doubt, only Service Animals and not Tenant's Dogs may enter Building B. The following TCCs shall apply to all Service Animals and Tenant's Dogs brought onto the Project by Tenant or Tenant's employees (to the extent enforceable by Applicable Laws): (1) while in or about the Building A Premises, Building A, the Tenant Patio Area or Project, all Service Animals and Tenant's Dogs must be harnessed, leashed or tethered and under the handler's control at all times; (2) any Service Animals and Tenant's Dogs brought into Building A shall access the Premises through the service or freight elevator only, if one is functioning at Building A (otherwise the passenger elevators may be utilized); (3) all Service Animals and Tenant's Dogs must be free from offensive odors and display habits appropriate to the work environment of the Building A Premises, Building A, the Tenant Patio Area and Project; (4) Service Animals and Tenant's Dogs may not be disruptive or aggressive or engage in behavior that endangers the health and safety of others; (5) all Service Animals and Tenant's Dogs shall be house-trained and vaccinated in accordance with Applicable Laws (and evidence of such vaccinations shall be provided to Landlord within five (5) business days of request); (6) Tenant's Dogs shall utilize only designated "relief" areas within the Project for animal waste (to the extent such areas are actually designated by Landlord) and Tenant shall immediately remove any animal waste and excrement from the Building A Premises, Building A, the Tenant Patio Area and Project; and (7) Tenant's Dogs shall not be brought to the Project if such dog is ill or contracts a disease that could potentially threaten the health or wellbeing of any tenant or occupant of the Project (which diseases may include, but shall not be limited to, rabies, leptospirosis and Lyme disease). Landlord may revoke the right to bring any individual Tenant's Dog to the Project if, in Landlord's reasonable discretion, such dog poses a threat to health or safety or causes repeated disturbances or damage; provided that Landlord shall first provide Tenant with written notice of the issue and a reasonable opportunity to address the same. Tenant shall be responsible for any additional janitorial or cleaning costs and all other costs which may arise from the Tenant's Dogs presence in the Tenant Patio Area, Project and/or Building A in excess of the costs that would have been incurred had Tenant's Dogs not been allowed in or around the Tenant Patio Area, Project and/or Building A. Further, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that Tenant's insurance provided pursuant to Article 10 of the Office Lease covers dog-related injuries and damage.

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IF = IF 14 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v14

18.
Project Personnel. Notwithstanding anything to the contrary in the Existing Lease, Tenant may request that Landlord replace non-performing personnel of the Project, in which case Landlord shall meet (which may be via telephone or video conference) with a representative of Tenant (to the extent a representative of Tenant is made reasonably available) and consider in good faith, but without obligation, any such request. Notwithstanding the foregoing, Landlord is not obligated to consider any comment made by Tenant that (i) is discriminatory against any personnel of the Project, (ii) would require Landlord to incur material out-of-pocket costs which are not reimbursed through Operating Expenses, or (iii) would require Landlord to take any action that would cause Landlord to be in violation of Applicable Laws.
19.
Building A BMS and HVAC. Provided that Tenant is satisfying the Office Space Leasing Requirement with respect to Building A, Tenant shall have non-exclusive twenty-four (24) hour per day, seven (7) day per week access to the Building Management System serving the Building A Premises (the "Building A BMS"). Tenant shall have the right to (i) control the temperature and related HVAC settings within the Building A Premises for the comfort of Tenant's employees and occupants as determined by Tenant in its reasonable discretion (provided, however, that the HVAC set points shall not be colder than 67ºF or hotter than 76ºF), (ii) access all systems, programs, credentials, and other means of access to the Building A BMS reasonably necessary to enable Tenant to exercise the foregoing control right, and (iii) designate the hours of operation of the HVAC system serving the Building A Premises (which may be twenty-four (24) hours per day on each day of the year). Tenant shall not be required to provide Landlord with prior notice of changes to the hours of operation, temperature set points, or related settings. Tenant's use of HVAC during non-Building Hours shall continue to be governed by the Existing Lease. The parties confirm that Tenant pays for utilities to the HVAC for Building A outside of Direct Expenses and therefore qualifies for the depreciation-only rate structure set forth in clause (i) of Section 11 of the Sixth Amendment. The rate for after-hours HVAC service for Building A is $10.20 per hour and shall continue to be $10.20 per hour through the Extended Term. Tenant shall have the right, upon prior written notice to Landlord, to relocate or replace any thermostats and temperature sensors serving the Building A Premises as reasonably required.
20.
Notices. The Existing Lease is hereby amended by deleting the "Address of Tenant" set forth in Section 10 of the Summary and inserting the following in lieu thereof:

If to Tenant:

Box, Inc.

900 Jefferson Avenue

Redwood City, CA 94063

Attn: Brenda Badal

Email: [***]

with a copy by email to: legalops@box.com

and with a copy to (which copy shall be required only with respect to notices of default, estoppel certificate requests, and other non-routine notices under this

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IF = IF 15 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v13

IF = IF 15 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v14

Lease, and shall not be required for recurring notices such as rent statements and invoices):

Shartsis Friese LLP
425 Market Street, 11th Floor
San Francisco, CA 94105
Attention: Scott Schneider
Email: [***]

21.
Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Seventh Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Seventh Amendment, other than Newmark ("Tenant's Broker") and Cushman & Wakefield ("Landlord's Broker"). With respect to this Seventh Amendment, Landlord shall pay the fees of Landlord's Broker and Tenant's Broker pursuant to a separate agreement or agreements. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, except with respect to Tenant, Landlord's Broker and Tenant's Broker. The terms of this Section 21 shall survive the expiration or earlier termination of the Lease.
22.
Storage Space. Pursuant to the Lease, Tenant shall continue to lease from Landlord the "Storage Space," the location of which is depicted on Exhibit A-1 attached hereto. Tenant shall continue to have no obligation to pay Base Rent or Tenant's Share of Direct Expenses with respect to the Storage Space during the Extended Term and until the earlier termination or expiration of the Lease. Tenant acknowledges and agrees that Tenant shall continue to accept the Storage Space in its presently existing "as-is" condition and that Landlord shall have no obligation to provide or pay for any improvement work or services related to the improvement of the Storage Space. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Storage Space or with respect to the suitability of the same for the conduct of Tenant's business.
23.
Rooftop Rights. Section 29.36 of the Office Lease is hereby deleted in its entirety. In lieu thereof, the following provisions shall govern Tenant's rooftop rights:

Tenant shall have exclusive rights to install, repair, maintain, replace, and use, at Tenant's sole cost and expense and without the payment of any Base Rent or similar fee or charge, telecommunications equipment, HVAC equipment, and other necessary equipment (collectively, "Rooftop Equipment") on the roof of Building A, excluding areas occupied by Landlord's existing equipment and areas utilized for existing Building Systems dedicated to Building A. Tenant shall be entitled to Tenant's proportionate share of the rooftop space on Building B (based on the ratio of the rentable square footage of the then Premises located in Building B to the total rentable square footage of Building B) for the installation, maintenance, and operation of Rooftop Equipment. Notwithstanding the foregoing, Landlord confirms that all of Tenant's Rooftop Equipment existing on the roof of Building B as of the date of this Seventh Amendment may

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IF = IF 16 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v13

IF = IF 16 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v14

remain in place during the Extended Term as the same may be renewed or extended. If Landlord reasonably determines that any such existing Rooftop Equipment must be relocated in order to accommodate Landlord's use of, or use by other tenants of, the Building B rooftop, then Landlord shall relocate such existing Rooftop Equipment to another location on the roof of Building B, at Landlord's sole cost and expense, upon reasonable prior notice to Tenant, coordinating with Tenant on timing, using commercially reasonable efforts to minimize disruption to Tenant's operations, and repairing any damage caused by such relocation. Tenant's Rooftop Equipment existing on the date of this Seventh Amendment (including, without limitation, Tenant's supplemental rooftop HVAC equipment) is hereby deemed approved by Landlord and shall be permitted to remain in place, subject to Landlord's relocation rights set forth above. Any new Rooftop Equipment installed by Tenant after the date of this Seventh Amendment shall be installed pursuant to plans and specifications approved by Landlord (including all mounting and waterproofing details), which approval shall not be unreasonably withheld, conditioned, or delayed; provided that Landlord may withhold such approval in its sole discretion if the installation of the Rooftop Equipment would adversely affect the Building Structure or Landlord's roof warranties, in each case taking into account any structural reinforcement, waterproofing, or other ameliorative work proposed by Tenant in its construction drawings. The physical appearance and size of any new Rooftop Equipment shall be subject to Landlord's reasonable approval, and Landlord may require Tenant to install screening as reasonably designated by Landlord, at Tenant's sole cost and expense. Tenant shall give Landlord prior notice before installing any new Rooftop Equipment and shall reimburse Landlord for the actual reasonable costs incurred by Landlord in approving such Rooftop Equipment. Tenant shall be solely responsible for all costs incurred in connection with Tenant's Rooftop Equipment (including electricity and insurance) and shall service, maintain, and repair its Rooftop Equipment at its sole cost and expense. Tenant shall remain solely liable for any damage arising in connection with Tenant's installation, use, maintenance, or repair of its Rooftop Equipment, including any damage to the roof or roof membrane and any penetrations to the roof. Landlord makes no representations or warranties with respect to the condition of the roof of the Buildings or its fitness or suitability for the installation, maintenance, or operation of Rooftop Equipment. Tenant shall not access the roof of the Buildings without first receiving Landlord's prior consent (not to be unreasonably withheld, conditioned, or delayed). All Rooftop Equipment shall comply with Applicable Laws. Tenant shall not license its Rooftop Equipment to any third party, nor receive any revenues, fees, or other consideration for the use of such Rooftop Equipment by a third party. Tenant's removal and restoration obligations with respect to its Rooftop Equipment upon the expiration or earlier termination of the Lease shall be governed by Section 15 of this Seventh Amendment. The rights contained in this Section 23 shall be personal to the Original Tenant, any Permitted Transferee Assignee, and their respective Transferees.

24.
Insurance. Clause (b) of Section 10.3.2 of the Office Lease is hereby deleted and restated in its entirety as follows: "(b) water damage including, but not limited to, sprinkler leakage, bursting, leaking, and explosion"
25.
No Encumbrances. Landlord represents and warrants to Tenant that as of the date of this Seventh Amendment, the Project is not subject to any ground or underlying lease or the lien of any mortgage, trust deed or other like encumbrances.
26.
Signatures. The parties hereto consent and agree that this Seventh Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic

4897-0255-9401.12/373382.00003	- 17 -	CROSSING/900 Seventh Amendment to Office Lease [Box, Inc.]

IF = IF 17 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v13

IF = IF 17 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v14

signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Seventh Amendment using electronic signature technology, by clicking "SIGN", such party is signing this Seventh Amendment electronically, and (2) the electronic signatures appearing on this Seventh Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
27.
Conflict; No Further Modification. In the event of any conflict between the terms and conditions of the Existing Lease and the terms and conditions of this Seventh Amendment, the terms and conditions of this Seventh Amendment shall prevail. Except as specifically set forth in this Seventh Amendment, all of the terms and conditions of the Existing Lease shall remain unmodified and in full force and effect. The term "Lease", as used in the Existing Lease, shall mean the Existing Lease as amended by this Seventh Amendment. Wherever the term "including" is used in this Seventh Amendment or the Lease, it will be interpreted as meaning "including, but not limited to" the matter or matters thereafter enumerated. "Or" is not exclusive and means "and/or". "Herein" shall mean "in this Seventh Amendment" or "in this Lease," as applicable. Whenever a party hereto is required to not unreasonably withhold its consent, such requirement will be deemed to include a corresponding requirement to not unreasonably condition or delay its consent, whether or not so stated.

[signatures appear on following page]

4897-0255-9401.12/373382.00003	- 18 -	CROSSING/900 Seventh Amendment to Office Lease [Box, Inc.]

IF = IF 18 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v13

IF = IF 18 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v14

IN WITNESS WHEREOF, this Seventh Amendment has been executed as of the day and year first above written.

LANDLORD:

REDWOOD CITY PARTNERS, LLC,
a Delaware limited liability company

By: KR Redwood City Member, LLC,
a Delaware limited liability company,
Its: Managing Member

By: Kilroy Realty, L.P.,
a Delaware limited partnership
Its: Sole Member

By: Kilroy Realty Corporation
a Maryland corporation
Its: General Partner

By:  /s/ Robert Paratte
Name:  Robert Paratte
Its:  Executive Vice President Aug 21, 2026

By:  /s/ Michael T Schmidt
Name:  Michael Thomas Schmidt
Its:  Senior Vice President Aug 21, 2026

TENANT:

BOX, INC.,
a Delaware corporation

By: /s/ Dylan Smith
Name: Dylan Smith
Its: Chief Financial Officer Aug 21, 2026

By:
Name:
Its:

4897-0255-9401.12/373382.00003	- 19 -	CROSSING/900 Seventh Amendment to Office Lease [Box, Inc.]

IF = IF 19 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v13

IF = IF 19 = 1 1 00 * IF COMPARE SECTION 1 = "1" 1 = 1 1 010 = 1 14253\002\10934006.v14

EXHIBIT A-1

DEPICTION OF RENEWAL BUILDING B PREMISES

Renewal Building B Premises
Storage Space
STOP
STOP
UP
LEVEL 1

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EXHIBIT A-2

CITY-APPROVED PLAN SET

ELECT. ROOM

1 LEVEL 2 POWER PLAN

SCALE: 1/8" = 1'-0"

ELECT. ROOM

2 ENLARGED (E) ELECTRICAL ROOM

SCALE: 1/4" = 1'-0"

ENLIGHTED SYMBOL LEGEND:

PLUG LOAD RELAY

GENERAL NOTES:

1. RECEPTACLE FOR COPY MACHINE, AV AND DATA EQUIPMENT ARE NOT REQUIRED TO BE CONTROLLED PER TITLE 24 2013 [ALLOW PER EXCEPTION 2 TO SECTION 130.5(d)].
2. FOR OPEN OFFICE AREAS, CONTROLLED CIRCUIT SHALL BE PROVIDED AND WIRED TO SUPPORT INSTALLATION AND CONFIGURATION OF OFFICE FURNITURE WITH RECEPTACLES THAT COMPLY WITH SECTION 130.5(d) 1, 2 AND 3, EXCEPT PHOTO SENSORS FOR DAYLIGHT HARVESTING AND LIGHTING DIMMING WHICH APPLIED TO LIGHTING ONLY.
3. ALL RECEPTACLES ON THIS FLOOR SHALL BE FED FROM PANELS "BL2A", "BL2B". CIRCUITS AS SHOWN, U.O.N.

SHEET NOTES:

1. RECEPTACLE IN PRIVATE OFFICE, RECEPTION/LOBBY, CONFERENCE ROOM, COPY ROOM, OPEN OFFICE, AND KITCHENETTE SHALL HAVE (1) UNCONTROLLED AND (1) CONTROLLED DUPLEX RECEPTACLE WITH SEPARATE SWITCH LEG.
2. PROVIDE DATA AND DUPLEX RECEPTACLE AT CEILING FOR PROJECTION AND SCREEN. LOCATION TO BE PER TENANT.

AECOM

PROJECT

BOX

BOX, INC.
900 Middlefield Rd, 2nd, 3rd, 4th & 5th Fl.
Redwood City, CA 94063
www.box.com

CLIENT

BOX

BOX, INC.
4440 El Camino Real
Los Altos, CA 94022
www.box.com

ARCHITECT

AECOM

AECOM TECHNICAL SERVICES, INC.
515 S. Flower Street, 8th Floor
Los Angeles, CA 90071
t. 213.593.8100 | f. 213.593.8608
www.aecom.com

PROJECT MANAGER

CRE

THE CRE GROUP
900 Kearny Street, Suite 333
San Francisco, CA 94133
www.thecregroup.com

CONSULTANTS

GENERAL CONTRACTOR

NOVO CONSTRUCTION
1460 O'Brien Drive
Menlo Park, CA 94025
www.novoconstruction.com

REGISTRATION

RECORD DRAWING
REDWOOD ELECTRIC GROUP

ISSUE

MARK	DATE	DESCRIPTION
	12.11.15	WEALTHFRONT REVISIONS
	09.11.15	PLAN CHECK COMMENT #2
	07.17.15	PLAN CHECK COMMENT #1
	06.04.15	ISSUE FOR PERMIT

KEY PLAN

PROJECT NUMBER

60334619

SHEET TITLE

LEVEL 2 POWER PLAN

SHEET NUMBER

BOX-E3-02

©2015 AECOM TECHNICAL SERVICES, INC.

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EXHIBIT A-3

TERRACE AND BLDG. A ORIGINAL EXIT PATH

224 SF. / 100 = 3 OCC.
S OCCUPANCY STORAGE 1,150 SF.
OCCUPANT LOAD FACTOR 300
1,150 SF. / 300 = 4 Occ.
EXIT WIDTH FOR 1.2
247+22+3+4=276 OCCUPANCY
CBC 1005.3.1 EXCEPTION 1 (0.2 FACTOR)
276 X 0.2" = 55.2" = 4'-6" EXIT WIDTH REQUIRED
STAIR 3 & 4 = 11'-2" EXIT WIDTH PROVIDED
ASSEMBLY AREA 2 TERRACE
TOTAL AREA MINUS PLANTERS 4,485 SF.
A OCCUPANCY
OCCUPANT LOAD FACTOR 15
4,485 SF. / 15 = 299 OCCUPANCY
CBC 1005.3.1 EXCEPTION 1 (0.2" FACTOR)
299 X 0.2" = 59.8" = 5'-0" EXIT WIDTH REQUIRED
STAIR # 4 = 5'-7" + 3'-0" EXIT DOOR TO BUILDING B = 8'-7" EXIT WIDTH PROVIDED
ASSEMBLY AREA 1
ASSEMBLY AREA 2 TERRACE
BUILDING B
BUILDING A
DN

Davis Polk's Exclusive Patio Use

Box's Exclusive Patio Use

Box / Davis Polk Common Area

Bldg. A Required Exit Path into Bldg B North Stairs. Originally required by City of RWC.

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EXHIBIT B

ONGOING RIGHT OF FIRST OFFER

1.
Ongoing Right of First Offer. During the Lease Term and any Option Term, Landlord hereby grants to the Original Tenant and its Permitted Transferee Assignee (as defined in Section 14.8 of the Office Lease) an ongoing right of first offer ("Ongoing Right of First Offer") for any leasable office area in Building B that is not part of the Premises (the "Building B First Offer Space"). Such Ongoing Right of First Offer shall be subordinate only to (the "Superior Right") the existing right of first offer of Davis Polk & Wardwell LLP ("Davis Polk") to lease any space in Building B that is not leased by Davis Polk as of the date of this Seventh Amendment, which right exists as of the date of this Seventh Amendment. For the avoidance of doubt, (i) Landlord shall not grant any new Superior Right to any other tenant or occupant of the Project after the date hereof, and (ii) the Superior Right shall continue to be a Superior Right (to the extent of the scope existing on the date hereof) even if the underlying lease setting forth the Superior Right is renewed or otherwise modified after the date of this Seventh Amendment.
2.
Procedure for Offer. Subject to Superior Rights and the terms of this Exhibit B and notwithstanding that the Building B First Offer Space includes the Seventh Amendment Give-Back Space, Landlord shall notify Tenant (the "Building B First Offer Notice") prior to entering into a lease of Building B First Offer Space to a third party, other than the existing occupant thereof. Pursuant to such Building B First Offer Notice, Landlord shall offer to lease to Tenant the then available Building B First Offer Space (the "Designated First Offer Space"). Notwithstanding the foregoing, if prior to Landlord's delivery to Tenant of the Building B First Offer Notice, Landlord has received an offer to lease all or part of the Building B First Offer Space from a third party (a "Third Party Offer") and such Third Party Offer includes additional space within the Project that is in excess of the Building B First Offer Space, then the Building B First Offer Notice shall include a description of such additional space and Tenant shall exercise the Ongoing Right of First Offer, if at all, as to all of the space contained in the Third Party Offer, provided that such additional space is located within the Project, and the term "Designated First Offer Space" shall include all such space described in the Third Party Offer for purposes hereof. The Building B First Offer Notice shall (i) describe the Designated First Offer Space, (ii) offer to lease to Tenant the Designated First Offer Space on the terms described in the Building B First Offer Notice, (iii) set forth the "Economic Terms" (as that term is defined herein below) upon which Landlord is willing to lease the Designated First Offer Space to Tenant, (iv) set forth the rentable square footage of the Designated First Offer Space, determined by Landlord in accordance with the Landlord's then-current measurement standard for the Project, (v) describe the Building B First Offer Term (as that term is defined below) and the anticipated delivery date for the Designated First Offer Space, (vi) specify any additional security deposit, letter of credit or other securitization required to be provided for the Designated First Offer Space, and (vii) specify the number and type of parking passes, if any, required to be rented by Tenant in connection with the Designated First Offer Space. The term "Economic Terms" means: (a) the rental rate; (b) the amount of any improvement allowance or the value of any work to be performed by Landlord in connection with the lease of such space (which amount is a deduction from the cost to Tenant or such other party); (c) the amount of free rent or abated rent; (d) the condition in which Landlord will deliver the Designated First Offer Space (including whether Landlord will deliver the same in

4897-0255-9401.12/373382.00003	STYLEREF zExhibitLabel \* MERGEFORMAT EXHIBIT B - 1 -	CROSSING/900 Seventh Amendment to Office Lease [Box, Inc.]

its then "as-is" condition); (e) the presence or absence of any pre-Building B First Offer Term construction period (during which Tenant may construct improvements in the Designated First Offer Space prior to commencement of rent); and (f) any other economic terms.
3.
Procedure for Acceptance. If Tenant wishes to exercise Tenant's Ongoing Right of First Offer with respect to the Designated First Offer Space, then within fifteen (15) days of delivery of the Building B First Offer Notice to Tenant, Tenant shall deliver notice to Landlord (the "First Offer Exercise Notice") of Tenant's election to exercise its Ongoing Right of First Offer for the entirety (and not less than the entirety) of the Designated First Offer Space on the terms contained in such notice. If Tenant does not so notify Landlord within such fifteen (15) day period, then Landlord shall be free to enter into a lease ("Third Party Lease") for the space described in the Building B First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires; provided, however, during the 180-day period following the initial delivery of the Building B First Offer Notice to Tenant, if the Economic Terms that Landlord is prepared to accept under a Third Party Lease are greater than six percent (6%) more favorable to the tenant than the Economic Terms offered by Landlord to Tenant (as determined using the "Net Equivalent Lease Rate" process set forth in Section 5 of Exhibit H of the Office Lease), then Landlord shall first make an offer of such more favorable Economic Terms (as such Economic Terms are determined using a Net Equivalent Lease Rate and adjusted to account for the difference, if any, in the lease term offered to Tenant and the lease term offered to such third party) (the "New Offer Terms") to Tenant by written notice (the "Additional Offer Notice") setting forth the New Offer Terms, and Tenant shall have five (5) business days from Tenant's receipt of the Additional Offer Notice to accept the New Offer Terms (which procedure shall be repeated until Landlord enters into a Third Party Lease which does not require Landlord to deliver another Additional Offer Notice to Tenant or Tenant exercises such Ongoing Right of First Offer, as applicable). If the Designated First Offer Space is not leased by a third party within one hundred eighty (180) days after the expiration of the foregoing exercise period (as such 180-day period may be extended pursuant to the following sentence), then Landlord shall also provide Tenant with an Additional Offer Notice prior to entering into a Third Party Lease. The foregoing 180-day period shall be extended by up to an additional sixty (60) days if, at the expiration of such 180-day period, Landlord is actively negotiating with a bona fide prospective tenant (excluding any affiliate of Landlord) for the Designated First Offer Space.
4.
Building B First Offer Term. The term of Tenant's lease of the Designated First Offer Space (the "Building B First Offer Term") shall commence upon the date (the "First Offer Commencement Date") set forth in the Building B First Offer Notice and shall expire on the later of (i) coterminously with the remainder of the Premises on the Lease Expiration Date and (ii) five (5) years from the First Offer Commencement Date.
5.
Construction In Building B First Offer Space. Tenant shall take the Designated First Offer Space in its "as is" condition (unless otherwise expressly provided in the Building B First Offer Notice), and the construction of improvements in the Building B First Offer Space shall comply with the terms of a work letter to be attached to the lease amendment for such Building B First Offer Space, which work letter shall incorporate substantially similar terms and conditions as the Seventh Amendment Work Letter attached hereto as Exhibit D, mutatis mutandis, which shall be subject to any changes resulting from any negotiations between Landlord and Tenant. Landlord

4897-0255-9401.12/373382.00003	STYLEREF zExhibitLabel \* MERGEFORMAT EXHIBIT B - 2 -	CROSSING/900 Seventh Amendment to Office Lease [Box, Inc.]

shall have no obligation to provide any improvement allowance or perform any work in the Building B First Offer Space except as expressly provided in the Building B First Offer Notice.
6.
Amendment to Lease. If Tenant timely exercises Tenant's Ongoing Right of First Offer to lease Designated First Offer Space, then Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to the Lease expanding the Premises to include the Designated First Offer Space upon the terms and conditions as set forth in the Building B First Offer Notice and this Exhibit B. Notwithstanding the foregoing documentation obligations, Tenant's timely delivery of the First Offer Exercise Notice shall, in and of itself, conclusively establish Tenant's lease of the Building B First Offer Space on the express terms set forth in this Exhibit B.
7.
Termination of Ongoing Right of First Offer. Tenant shall not have the right to lease the Building B First Offer Space, and Landlord has no obligation to deliver a Building B First Offer Notice, if Tenant is then in monetary or material non-monetary default under the Lease. beyond applicable notice and cure periods. Tenant's Ongoing Right of First Offer shall terminate upon the earliest to occur of (a) Tenant's exercise of its Ongoing Right of First Offer for all of the Building B First Offer Space, (b) Tenant's assignment of the Lease, other than to a Permitted Transferee Assignee, (c) the date on which less than fifteen (15) months remain in the Lease Term (as the same may have been extended or renewed), provided that Tenant has by then either waived or failed to timely and properly exercise any then-available Extension Option, and (d) Tenant's failure to occupy at least sixty-seven percent (67%) of the rentable square footage of the then-existing Premises, with "occupancy" meaning that the applicable space is not encumbered by a third party sublease for all or substantially all of the then-remaining Lease Term (as opposed to a sublease or other occupancy agreement with a Permitted Transferee or Permitted Occupant).

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EXHIBIT C

PROJECT PARKING FACILITIES MAP

Parking Level: B2 (Basement 2)
(260812 by Box)

Box storage
Box storage
Box storage
BOX STORAGE
STORAGE
STORAGE
CARD ACCESS ONLY
EMERGENCY EXIT
TOWER A ONLY
PUBLIC ELEVATORS
BOX TENANT STORAGE
TOWER B ONLY
RAMP UP
SUMP PUMP
BOX TENANT STORAGE
FIRE PUMP ROOM
FAN
FAN
STOP

LEVEL BASEMENT 2 PARKING PLAN

1/16" = 1'-0"

WATRY DESIGN, INC. Architects · Engineers · Parking Planners	PROJECT NUMBER: 12-078	PROJECT NAME: CROSSING 900	SHEET: A2.1	SHEET NAME: LEVEL B2 PARKING PLAN	CLIENT NAME: KILROY REALTY	DATE ISSUED: 03/12/2026

4897-0255-9401.12/373382.00003	STYLEREF zExhibitLabel \* MERGEFORMAT EXHIBIT C - 1 -	CROSSING/900 Seventh Amendment to Office Lease [Box, Inc.]

Parking Level: B1 (Basement 1)
(260812 by Box)

Box EV Chargers
BOX EV CHARGERS
BUILDING PUMP ROOM
EMERGENCY EXIT
TOWER A ONLY
ELECTRICAL
STOP
PUBLIC ELEVATORS
TOWER B ONLY
FAN
RAMP UP
RAMP DN
KRC STORAGE / SHOP
EQUIPMENT

LEVEL BASEMENT 1 PARKING PLAN

1/16" = 1'-0"

WATRY DESIGN, INC. Architects • Engineers • Parking Planners	PROJECT NUMBER:	PROJECT NAME:	SHEET:	SHEET NAME:	CLIENT NAME:	DATE ISSUED:
	12-078	CROSSING 900	A2.2	LEVEL B1 PARKING PLAN	KILROY REALTY	03/12/2026

Parking Level: Ground Entry
(260812 by Box)

MIDDLEFIELD ROAD
TOWER A - 900 JEFFERSON
TOWER B - 900 MIDDLEFIELD
JEFFERSON AVE.
Box Storage
Box Storage
Box Storage Room
BOX BICYCLE STORAGE
UTILITY
PUBLIC PARKING INTERCOM
PARKING RATE A FRAME SIGN
PGS VARIABLE OVERHEAD SIGN
PAY STATIONS
INTERCOM
EXIT
EMERGENCY EXIT
ACCESSIBLE PATH OF TRAVEL
GATE CONTROL PUBLIC PARKING INTERCOM
BOX EV CHARGING ONLY
VAN
TOWER A ONLY
TOWER B ONLY
SHIPPING AND RECEIVING
HRC BIKE LOCKERS
RAMP UP
RAMP DN
UTILITY ENCLOSURE
LEVEL 01 / GROUND FLOOR G / ENTRY

Correction: Only 1 Box EV Charger

WATRY DESIGN, INC. Architects • Engineers • Parking Planners	PROJECT NUMBER: 12-078	PROJECT NAME: CROSSING 900	SHEET: A2.3	SHEET NAME: LEVEL 01 PARKING PLAN	CLIENT NAME: KILROY REALTY	DATE ISSUED: 03/12/2026

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Parking Level: P1
(260812 by Box)

Box Storage
Box Reserved Parking
PUBLIC ELEVATORS
EMERGENCY EXIT
EMERGENCY EXIT
RAMP UP
RAMP DN
SUMP PUMP
PATIO EXIT ONLY

LEVEL P1 PARKING PLAN

WATRY DESIGN, INC. Architects · Engineers · Parking Planners	PROJECT NUMBER: 12-078	PROJECT NAME: CROSSING 900	SHEET: A2.4	SHEET NAME: LEVEL P1 PARKING PLAN	CLIENT NAME: KILROY REALTY	DATE ISSUED: 03/12/2026

Parking Level: P2
(260812 by Box)

Box EV Chargers
Box Storage Room
Box Storage/ Bike Cage
Box Storage Room
LEVEL P2 PARKING PLAN
WATRY DESIGN, INC.
Architects · Engineers · Parking Planners
PROJECT NUMBER:
12-078
PROJECT NAME:
CROSSING 900
SHEET:
A2.5
SHEET NAME:
LEVEL P2 PARKING PLAN
CLIENT NAME:
KILROY REALTY
DATE ISSUED:
03/12/2026

4897-0255-9401.12/373382.00003	STYLEREF zExhibitLabel \* MERGEFORMAT EXHIBIT C - 3 -	CROSSING/900 Seventh Amendment to Office Lease [Box, Inc.]

Parking Level: P3
(260812 by Box)

Additional EV Chargers
Box EV Chargers
Box EV Chargers
Box Kitchen Pulper Room
Box Storage
Box Kitchen Grease Interceptor Room
Box Storage
Box Under Ramp Storage
BOX EV CHARGERS
DPW EV CHARGERS
MOTORCYCLES
TOWER A ONLY
TOWER B ONLY
ELEC.
PUBLIC ELEVATORS
EMERGENCY EXIT
BOX STORAGE
BOX GREASE INTERCEPTER
PATIO EXIT ONLY
STOP
RAMP UP
RAMP DN

FYI: Doors swing North into parking space. Spot next to it has had a cone since day 1.

LEVEL P3 PARKING PLAN
1/16" = 1'-0"

WATRY DESIGN, INC. Architects • Engineers • Parking Planners	PROJECT NUMBER: 12-078	PROJECT NAME: CROSSING 900	SHEET: A2.6	SHEET NAME: LEVEL P3 PARKING PLAN	CLIENT NAME: KILROY REALTY	DATE ISSUED: 03/12/2026

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EXHIBIT D

SEVENTH AMENDMENT WORK LETTER

Tenant-Build with Allowance

This Seventh Amendment Work Letter shall set forth the terms and conditions relating to the construction of the Seventh Amendment Improvements (as defined below). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

SECTION 1

POSSESSION

Except as specifically set forth in this Seventh Amendment Work Letter and the Lease, Tenant shall continue to accept the Renewal Premises in its existing "as-is" condition in accordance with the timing and other terms and conditions set forth in the Lease.

SECTION 2

SEVENTH AMENDMENT IMPROVEMENTS; TENANT DELIVERABLES; TIME DEADLINES

2.1 Description of Seventh Amendment Improvements. Subject to the terms and conditions of this Seventh Amendment Work Letter (including, but not limited to, Landlord's approval rights set forth in Section 3 below), Tenant shall be responsible for the design and construction of the Seventh Amendment Improvements in the Renewal Premises, which improvements shall be permanently affixed to the Renewal Premises (the "Seventh Amendment Improvements"). Responsibility for costs relating the design and construction of the Seventh Amendment Improvements, as between Landlord and Tenant, shall be governed by Section 4 and the other provisions of this Seventh Amendment Work Letter. Notwithstanding any contrary provision of the Lease, all of the Seventh Amendment Improvements shall be and become a part of the Renewal Premises and shall be the property of Landlord. Restoration and removal requirements with respect to the Seventh Amendment Improvements shall be governed by Section 15 of the Seventh Amendment.

2.2 Tenant Deliverables. Tenant shall deliver to Landlord the items identified in Schedule 1 attached hereto at the times specified therein (collectively, the "Tenant Deliverables"). Time is of the essence with respect to the performance by Tenant of every provision of this Seventh Amendment Work Letter.

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SECTION 3

DESIGN OF IMPROVEMENTS; SELECTION OF TENANT'S AGENTS

3.1 Construction Drawings. All Construction Drawings shall be prepared by Tenant pursuant to the terms of this Seventh Amendment Work Letter, comply with reasonable drawing format and specifications reasonably determined by Landlord, and be subject to Landlord's approval, such approval not to be unreasonably withheld, conditioned or delayed, except if the Construction Drawings are incomplete in any material respect or a Design Problem exists (collectively, "Landlord's Consent Standard"). A "Design Problem" is defined as, and will be deemed to exist if such Seventh Amendment Improvements would (i) affect the exterior appearance of the Building beyond a de minimis extent; (ii) adversely affect the Building Structure or adversely affect the Building Systems, in each case to a material extent and taking into account any structural reinforcement, supplemental systems, or other ameliorative work proposed by Tenant in the Construction Drawings; (iii) cause the Renewal Premises or the Seventh Amendment Improvements to fail to comply with Applicable Laws or Code; (iv) vitiate or otherwise materially and negatively affect any warranty, guaranty, or insurance maintained by Landlord, taking into account any ameliorative work proposed by Tenant in the Construction Drawings; (v) materially increase Landlord's repair or maintenance obligations pursuant to this Lease; or (vi) adversely affect the certificate of occupancy or its legal equivalent for the Project or any portion thereof. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same (subject to Landlord's approval rights set forth in this Section 3). Notwithstanding that any Construction Drawings are reviewed or approved by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings. Tenant acknowledges and agrees that any Construction Drawings submitted by Tenant or its agents to Landlord for approval pursuant to the terms of this Seventh Amendment Work Letter shall constitute Tenant's approval thereof, as between Landlord and Tenant.

3.2 Final Space Plan. Prior to commencement of any Working Drawings (as defined in Section 3.3 below), Tenant shall submit to Landlord for approval in accordance with Landlord's Consent Standard, its Final Space Plan, along with other renderings or illustrations reasonably required by Landlord, to allow Landlord to understand Tenant's design intent for the Seventh Amendment Improvements. Tenant shall provide Landlord with three (3) electronic copies of the Final Space Plan. The Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Final Space Plan if the same is approved or disapproved, and if disapproved, Landlord shall provide a reasonably detailed explanation of the Design Problem or incomplete items in its notice of disapproval. If the Final Space Plan is disapproved, Tenant shall cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of any revised Final Space

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Plan if the same is approved or disapproved. The foregoing process shall be repeated until the Final Space Plan has been approved by Landlord. Within a reasonable period of time following Landlord's approval of the Final Space Plan, Tenant shall provide Landlord with a preliminary breakdown, by trade, of the anticipated costs to be incurred (or which have been incurred), in connection with the design and construction of the Seventh Amendment Improvements (the "Preliminary Budget").

3.3 Working Drawings. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly (i) supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements, to enable the Engineers and the Architect to complete the "Working Drawings," as defined below, in the manner as set forth below, (ii) cause the Architect and the Engineers to complete the architectural and engineering drawings for the Seventh Amendment Improvements in a manner consistent with, and which are a natural and logical extension of, the approved Final Space Plan, and (iii) cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable Permits, as defined below (collectively, the "Working Drawings"). The Working Drawings shall be submitted to Landlord for approval in accordance with Landlord's Consent Standard. Tenant shall supply Landlord with three (3) electronic copies of the Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Working Drawings if the same are approved or disapproved, and if disapproved, Landlord shall provide a reasonably detailed explanation of the Design Problem or incomplete items in its notice of disapproval. If the Working Drawings are disapproved, then Tenant shall revise and resubmit the Working Drawings to Landlord. The foregoing process shall be repeated until the Working Drawings have been approved by Landlord, provided that Landlord shall advise Tenant within five (5) business days after Landlord's receipt of any revised Working Drawings if the same are still disapproved for any reason. In the event that the Working Drawings or any amendment or supplement thereto shall require any changes or modifications to the Base Building ("Base Building Changes"), and if Landlord (applying Landlord's Consent Standard) approves such Base Building Changes, Landlord shall notify Tenant of the need for and cost of such Base Building Changes, and Tenant shall pay the cost of such Base Building Changes (subject to Tenant's right to use a portion of the Seventh Amendment Improvement Allowance, as defined below, towards the cost of such Base Building Changes in accordance with Section 4.3.1(iv) below); provided, however, that to the extent any such Base Building Changes are required by Applicable Laws or Code, the cost allocation between Landlord and Tenant shall be governed by Article 24 of the Lease (as amended by Section 16.2 of the Seventh Amendment), and Tenant shall not be obligated to incur any costs for which Landlord is responsible thereunder. The cost of any Base Building Changes shall include, without limitation, all architectural and/or engineering fees and construction costs in connection therewith.

3.4 Approved Working Drawings; Permits. Following Landlord's approval of the Working Drawings, Tenant shall submit the Approved Working Drawings to the appropriate municipal authorities for plan check and diligently pursue all applicable building permits and approvals for the Seventh Amendment Improvements (the "Permits"). Tenant shall deliver copies of the final, approved Permits to Landlord prior to the commencement of construction of the

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Seventh Amendment Improvements. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Renewal Premises and that obtaining the same shall be Tenant's sole responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.

3.5 Improvement Changes. No material changes, modifications or alterations in the Approved Working Drawings ("Improvement Changes") may be made without the prior written consent of Landlord, which consent shall be governed by Landlord's Consent Standard. In the event Tenant desires to implement a material Improvement Change, Tenant shall deliver notice (the "Drawing Change Notice") of the same to Landlord, setting forth in detail the Improvement Change that Tenant desires to make to the Approved Working Drawings. Landlord shall approve or disapprove the Improvement Change in accordance with Landlord's Consent Standard within ten (10) business days of receipt of a Drawing Change Notice. If the Improvement Change is disapproved, Landlord shall provide a reasonably detailed explanation of the Design Problem or incomplete items in its notice of disapproval, and Tenant shall revise and resubmit the Drawing Change Notice to Landlord. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of any revised Drawing Change Notice if the same is approved or disapproved. The foregoing process shall be repeated until the Improvement Change request has been approved by Landlord or withdrawn by Tenant. Except as expressly set forth herein, any Improvement Changes approved by Landlord pursuant to the terms hereof shall otherwise be treated as Seventh Amendment Improvements for purposes of the Lease and this Seventh Amendment Work Letter. Improvement Changes that are not material may be made by Tenant without Landlord's consent.

3.6 Deemed Approval. If Landlord fails to notify Tenant of Landlord's approval or disapproval of any iteration of any Construction Drawings (including any Improvement Changes thereto) within the applicable time period set forth in this Section 3, Tenant shall have the right to provide Landlord with a second written request for approval (a "Second Request") that specifically includes a copy of the applicable Construction Drawings or Improvement Change and contains the following statement in bold and capital letters: "THIS IS A SECOND REQUEST FOR APPROVAL PURSUANT TO THE PROVISIONS OF SECTION 3.6 OF THE SEVENTH AMENDMENT WORK LETTER. IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE CONSTRUCTION DRAWINGS OR IMPROVEMENT CHANGE DESCRIBED HEREIN." If Landlord fails to respond to such Second Request within five (5) business days after Landlord's receipt thereof, the proposed Construction Drawings (including any Improvement Changes thereto) shall be deemed approved by Landlord.

3.7 Building Standards; LEED Certifications. Tenant acknowledges that Landlord has established specifications for certain Building standard components, which Building Standards exist as of the date of the Seventh Amendment. The quality of the Seventh Amendment Improvements shall be consistent with such Building Standards. The application of Building Standards to the Seventh Amendment Improvements shall not be construed to require Tenant to upgrade, replace, or modify any existing improvements in the Renewal Premises. LEED

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considerations applicable to the Seventh Amendment Improvements shall be governed by the existing terms of the Lease.

3.8 Selection of Architect, Engineers, Contractor and Tenant's Agents. Tenant shall retain the Architect and the Engineers to prepare the Construction Drawings in accordance with the requirements of this Seventh Amendment Work Letter. Tenant shall also retain the Contractor to construct the Seventh Amendment Improvements in accordance with the Approved Working Drawings. Landlord hereby approves NOVO Construction as the Contractor for the Seventh Amendment Improvements. "Tenant's Agent's" (as defined in Section 4.1.2 of Exhibit B to the Office Lease) shall also refer to the Architect and Engineers. All of Tenant's Agents must be approved in advance in writing by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, Tenant shall use Landlord's designated Engineers and subcontractors for any work relating to the Base Building, provided that Landlord's designated Engineers and subcontractors shall have competitive pricing and be readily available; if Landlord's designated Engineers subcontractors are not available or do not offer competitive pricing, Tenant shall have the right to engage alternate Engineers or subcontractors for such work, subject to Landlord's reasonable approval and provided that Tenant does not void any warranties. Tenant shall not be required to use union labor in connection with the construction of the Seventh Amendment Improvements, except as required by the Underlying Documents; provided, however in the event that Tenant or its general contractor uses any open shop labor for any trade in connection with the construction of the Seventh Amendment Improvements, then in the event there are any demonstrations, picketing, or boycotting at the Project as a result of Tenant's or its contractors use of open shop labor for construction of the Seventh Amendment Improvements, Tenant will either (i) terminate the open shop subcontractor or laborer that is the subject of the objection by the shop labor subcontractor of its general contractor or (ii) otherwise eliminate any disruptive union activity at the Project resulting therefrom in a manner reasonably acceptable to Landlord. Tenant shall use commercially reasonable efforts to maintain labor harmony with the workforce or trades engaged in performing other work, labor or services at the Project. No payment or performance bond shall be required of Tenant or the Contractor.

SECTION 4

COST OF SEVENTH AMENDMENT IMPROVEMENTS; SEVENTH AMENDMENT IMPROVEMENT ALLOWANCE

4.1 Construction Contract; Final Costs. Tenant shall engage the Contractor under a commercially reasonable construction contract (the "Seventh Amendment Contract"). Prior to the commencement of the construction of the Seventh Amendment Improvements, and after Tenant has accepted all bids for the Seventh Amendment Improvements, Tenant shall provide Landlord with (i) a copy of the fully executed Seventh Amendment Contract, (ii) Tenant's proposed construction schedule for the Seventh Amendment Improvements (the "Construction Schedule"), and (iii) a detailed schedule of values which includes a breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Seventh Amendment Improvements, which costs form a basis for the amount of the Seventh Amendment Contract (the "Seventh Amendment Final Costs"). In the event that the Seventh Amendment Final Costs exceed the amount of the Seventh Amendment Improvement Allowance,

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such overage amounts shall be governed by the terms of Section 4.2 below. If Tenant elects to perform the Seventh Amendment Improvements in Phases (as hereinafter defined) pursuant to Section 4.6, the Seventh Amendment Contract, Construction Schedule, and Seventh Amendment Final Costs shall apply to each Phase, and the obligations of this Section 4.1 shall be performed on a Phase-by-Phase basis.

4.2 Seventh Amendment Improvement Allowance. Tenant shall be entitled to a one-time improvement allowance (the "Seventh Amendment Improvement Allowance") in the amount of Twenty-Seven Million Five Hundred Forty-Three Thousand Five Hundred and 00/100 Dollars ($27,543,500.00) (i.e., approximately One Hundred Thirteen and 38/100 Dollars ($113.38) per rentable square foot of the Renewal Premises) for the costs of the Seventh Amendment Improvement Allowance Items (as defined below). The Seventh Amendment Improvement Allowance shall be available to Tenant upon execution of this Seventh Amendment. The Seventh Amendment Improvement Allowance shall be disbursed by Landlord on a first-in basis (subject to the retention set forth in Section 4.3.2.1). Tenant shall not be required to spend the Seventh Amendment Improvement Allowance evenly, ratably, or on a per floor or per Building basis. In no event shall Landlord be obligated to pay a total amount which exceeds the Seventh Amendment Improvement Allowance in connection with the design and construction of the Seventh Amendment Improvements. Notwithstanding anything to the contrary contained in this Seventh Amendment Work Letter, Tenant shall not be entitled to any portion of the Seventh Amendment Improvement Allowance for which Tenant has not submitted a request for disbursement to Landlord in compliance with the requirements of Section 4.3 below on or before December 31, 2030 (the "Allowance Deadline"), and any such remaining portion of the Seventh Amendment Improvement Allowance as of the Allowance Deadline shall remain with Landlord as its sole property. Tenant shall be solely responsible for timely payment of all costs and expenses relating to the Seventh Amendment Improvements that are in excess of the Seventh Amendment Improvement Allowance.

4.3 Disbursement of Seventh Amendment Improvement Allowance.

4.3.1 Seventh Amendment Improvement Allowance Items. The Seventh Amendment Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Seventh Amendment Improvement Allowance Items"):

(i) Payment of professional fees, management fees (excluding the Seventh Amendment Coordination Fee), and the fees of the Architect and the Engineers, which fees shall not exceed an aggregate amount equal to Five Million Five Hundred Eight Thousand Seven Hundred and 00/100 Dollars ($5,508,700.00);

(ii) The payment of plan check, permit and license fees relating to construction of the Seventh Amendment Improvements;

(iii) The cost of construction of the Seventh Amendment Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors' fees and general conditions;

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(iv) The cost of any Base Building Changes included in the Approved Working Drawings;

(v) The cost of any changes to the Construction Drawings or Seventh Amendment Improvements required by Code;

(vi) The cost of the "Seventh Amendment Coordination Fee," as defined in Section 4.4 of this Seventh Amendment Work Letter, which Seventh Amendment Coordination Fee shall include fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the Construction Drawings;

(vii) Sales and use taxes;

(viii) Fees incurred by, and the cost of any third-party costs reasonably incurred by Landlord to obtain any Tenant Deliverables which Tenant fails to timely deliver pursuant to the terms of this Work Letter and all other costs expended by Landlord in connection with the construction of the Improvements; and

(ix) The costs of removing existing signage at the Project and related restoration work, and the costs of designing, permitting, fabricating, and installing new signage at the Project (including, without limitation, the New Signage described in Section 12.2 of the Seventh Amendment).

4.3.2 Disbursement Procedures. Prior to and during the construction of the Seventh Amendment Improvements, Landlord shall make disbursements of the Seventh Amendment Improvement Allowance for the Seventh Amendment Improvement Allowance Items as follows:

4.3.2.1 Monthly Disbursements. On or before the twentieth (20th) day of each calendar month during the construction of the Seventh Amendment Improvements, Tenant shall deliver to Landlord: (i) a request for payment of the Contractor that has been approved by Tenant and Tenant's Architect on the AIA G702 and G703 forms or such other format reasonably approved by Landlord, showing the schedule, by trade, of percentage of completion of the Seventh Amendment Improvements, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of Tenant's Agents for labor rendered and materials delivered in connection with the applicable Seventh Amendment Improvements, which invoices shall be signed by the Architect and otherwise be in a format reasonably acceptable to Landlord; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; (iv) all of the Tenant Deliverables set forth in Sections 2 and 3 of Schedule 1 attached to this Seventh Amendment Work Letter, (i.e., the "Ongoing During Construction" and "Prior to Release of Any Funds Related to Hard Costs" categories of Tenant Deliverables, respectively); and (v) such other information as may be reasonably requested by Landlord and reasonably related to the disbursement request. As between Landlord and Tenant, Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Within thirty (30) days thereafter,

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Landlord shall deliver a check, payable to Tenant for any amounts previously paid by Tenant and for which Tenant is seeking reimbursement or, at Tenant's election, payable jointly to Tenant and Contractor, in payment of the lesser of: (A) the amounts so requested by Tenant applicable to the Seventh Amendment Improvements, less a five percent (5%) retention (the aggregate amount of such retentions to be known as the "Seventh Amendment Final Retention"), and (B) the balance of any remaining available portion of the Seventh Amendment Improvement Allowance (not including the Seventh Amendment Final Retention). In the event that Landlord, acting reasonably, disputes any request for payment based on material non-compliance of any work with the Approved Working Drawings or due to any substandard work, Landlord shall provide Tenant with a reasonably detailed written statement (an "Allowance Dispute Notice") identifying such material non-compliance or substandard work, and Landlord shall disburse all undisputed portions of the requested amount and shall withhold only the amount(s) related to the disputed payment(s), which withheld portions shall be disbursed by Landlord promptly after the dispute is resolved in favor of Tenant or otherwise agreed to by the parties. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

4.3.2.2 Seventh Amendment Final Retention. A check for the Seventh Amendment Final Retention payable jointly to Tenant and Contractor, or directly to either Contractor or Tenant at Tenant's discretion, shall be delivered by Landlord to Tenant within thirty (30) days following the completion of construction of all of the Seventh Amendment Improvements, provided that (i) Tenant has delivered to Landlord paid invoices for all of the Seventh Amendment Improvements and related costs and all other Tenant Deliverables set forth in Section 4 of Schedule 1 attached to this Seventh Amendment Work Letter (i.e., the "Prior to Release of Final Payment" category of Tenant Deliverables), and (ii) Landlord has reasonably determined that the Seventh Amendment Improvements are consistent with the Approved Working Drawings (as may be modified by approved Improvement Changes).

4.3.2.3 Failure to Disburse Seventh Amendment Improvement Allowance. If Landlord fails to disburse any portion of the Seventh Amendment Improvement Allowance owed to Tenant in accordance with this Seventh Amendment Work Letter, and such amounts remain unpaid for thirty (30) days after Tenant's written notice to Landlord, then Tenant may, after Landlord's continued failure to pay such amounts within five (5) business days after Tenant's delivery of a second written notice (which second notice must contain the following inscription, in bold-faced lettering: "SECOND NOTICE DELIVERED PURSUANT TO SECTION 4.3.2.3 OF THE SEVENTH AMENDMENT WORK LETTER — FAILURE TO TIMELY PAY THE REQUESTED ALLOWANCE MAY RESULT IN TENANT'S OFFSET OF THE SAME AGAINST BASE RENT UNDER THE LEASE"), offset the unpaid amount against the Base Rent next due and owing under the Lease, together with interest at the Interest Rate from the date such amount was due until the date of the offset; provided that in any given month, Tenant shall not be entitled to offset more than fifty percent (50%) of the Base Rent attributable to such month, and further provided that if the entire amount cannot be offset during the first month Tenant is allowed such offset, then any remaining amount shall be offset against the following months' Base Rent (subject to the same fifty percent (50%) monthly cap) until fully offset with interest. Notwithstanding the foregoing, if during either the thirty (30)-day or five (5)-business-day period set forth above, Landlord (i) delivers an Allowance Dispute Notice in good faith with respect to

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any portion of the amounts claimed to be due, and (ii) timely disburses any amounts not in dispute, then Tenant shall have no right to offset against Base Rent any amounts in dispute unless and until such dispute is resolved in favor of Tenant or otherwise agreed to by the parties.

4.4 Landlord Seventh Amendment Coordination Fee. Tenant shall pay a logistical coordination fee (the "Seventh Amendment Coordination Fee") to Landlord in an amount equal to the product of (i) one percent (1%), and (ii) the actual hard construction costs incurred by Tenant in connection with the Seventh Amendment Improvements, provided that in no event shall the Seventh Amendment Coordination Fee exceed one percent (1%) of the Seventh Amendment Improvement Allowance (excluding any portion thereof that has been converted to a Base Rent credit pursuant to Section 4.5 below). The Seventh Amendment Coordination Fee shall cover all of Landlord's internal and out-of-pocket costs in connection with the design and construction of the Seventh Amendment Improvements, including, without limitation, costs of third-party plan review. The Seventh Amendment Coordination Fee shall be paid in-kind out of the Seventh Amendment Improvement Allowance funds. Except for the Seventh Amendment Coordination Fee, Landlord shall not charge Tenant any oversight, supervisory, review, or other fees or costs in connection with the design and construction of the Seventh Amendment Improvements.

4.5 Additional Base Rent Abatement. Tenant shall have the right, from time to time during the Lease Term, upon written notice to Landlord (each, an "Allowance Conversion Notice") delivered on or before the Allowance Deadline, to elect to convert up to $13,771,750.00 in the aggregate (i.e., fifty percent (50%) of the Seventh Amendment Improvement Allowance) (collectively, the "Converted Allowance") into Base Rent abatement to be applied against monthly installments of Base Rent due under the Lease in the period(s) of the Lease Term selected by Tenant (which period(s) may include any period prior to, during, or after the Base Rent Abatement period set forth in Section 6 of the Seventh Amendment, and may include any period prior to the Extension Commencement Date), in accordance with the same terms and conditions set forth in Section 6 of the Seventh Amendment, including the rolling notice deadline and the suspension and reinstatement mechanism set forth therein. If, as of the Allowance Deadline, Tenant has not affirmatively converted the full $13,771,750.00 and any portion of the Seventh Amendment Improvement Allowance remains undisbursed, then the lesser of (a) such undisbursed portion, and (b) the unconverted balance of the $13,771,750.00 cap shall automatically convert to Converted Allowance on the Allowance Deadline, applied as a credit against monthly installments of Base Rent next coming due under the Lease, subject to the suspension and reinstatement mechanism in Section 6 of the Seventh Amendment.

4.6 Phased Construction. Notwithstanding any provision to the contrary in this Seventh Amendment Work Letter, Tenant shall have the right to perform the Seventh Amendment Improvements in one or more phases as designated by Tenant by written notice to Landlord (each, a "Phase"), in which case the provisions of this Seventh Amendment Work Letter shall apply on a Phase-by-Phase basis, mutatis mutandis, such that each Phase shall be deemed a separate project for purposes of all milestones, deliverables (including the Seventh Amendment Contract, Construction Schedule, Seventh Amendment Final Costs, Construction Drawings, Permits, Tenant Deliverables, and Substantial Completion), monthly disbursements and five percent (5%) retention (with Final Retention released per Phase under Section 4.3.2.2 upon completion of such Phase), and the Seventh Amendment Coordination Fee (calculated per Phase at one percent (1%) of such

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Phase's hard construction costs, subject to the aggregate cap in Section 4.4); provided that (a) the soft cost cap in Section 4.3.1(i) and the Allowance Deadline shall continue to apply in the aggregate across all Phases, and (b) Tenant's election to phase shall not increase Tenant's overall obligations or reduce the Seventh Amendment Improvement Allowance available under this Seventh Amendment Work Letter.

4.7 Sheetrocking of Storage Spaces. Landlord hereby approves in concept Tenant's sheetrocking of Tenant's storage spaces within the Project, subject to Applicable Laws and Landlord's reasonable approval of the plans and specifications for such work

SECTION 5

CONSTRUCTION OF SEVENTH AMENDMENT IMPROVEMENTS

5.1 Requirements of Tenant's Agents.

5.1.1 Compliance with Construction Drawings and Rules and Regulations. The construction of the Seventh Amendment Improvements by Tenant and Tenant's Agents shall comply with the following requirements: (i) the Seventh Amendment Improvements shall be constructed substantially in accordance with the Approved Working Drawings, subject to approved Improvement Changes; and (ii) Tenant shall abide, and shall cause Tenant's Agents to abide, by all reasonable construction rules and regulations made by Landlord or Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Seventh Amendment Work Letter, including, without limitation, the construction of the Seventh Amendment Improvements.

5.1.2 Indemnity. Tenant's indemnity of Landlord and Landlord's indemnity of Tenant, as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or act or omission of Landlord or any Landlord Parties or anyone directly or indirectly employed by any of them, or in connection with Tenant's or Landlord's, as the case may be, non-payment of any amount arising out of the Seventh Amendment Improvements and/or Tenant's or Landlord's, as the case may be, disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Seventh Amendment Improvements, and (ii) to enable Tenant to obtain any Permit or certificate of occupancy for the Renewal Premises.

5.1.3 Warranties and Guaranties. Each of Tenant's Agents shall warrant and guarantee that the portion of the Seventh Amendment Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof (the "Warranty Period"). Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within such Warranty Period. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Seventh

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Amendment Improvements, and/or the Project and/or Common Areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Seventh Amendment Improvements shall be contained in the Seventh Amendment Contract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

5.1.4 Insurance Requirements.

5.1.4.1 General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance of not less than a combined single limit of $5,000,000, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease; provided that the limits of liability to be carried by Tenant's Agents shall not exceed the amounts reasonably required for projects of comparable size and complexity by Landlord, which shall be reasonably commensurate with the levels of coverage required by owners of Comparable Buildings.

5.1.4.2 Special Coverages. Tenant shall carry or cause its Contractor to carry "Builder's All Risk" insurance in an amount approved by Landlord (such approval not to be unreasonably withheld) covering the construction of the Seventh Amendment Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Seventh Amendment Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that Tenant's Contractor shall carry excess liability and Products and Completed Operation Coverage insurance in amounts not less than $5,000,000 per incident, $5,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Lease; provided that, in all events, the limits to be carried shall be in amounts not to exceed those reasonably required for projects of comparable size and complexity by Landlord, which shall be reasonably commensurate with the levels of coverage required by owners of Comparable Buildings. In no event shall Tenant or any of Tenant's Agents be obligated to obtain a lien and completion bond or some alternate form of security.

5.1.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 5.1.4 shall be delivered to Landlord before the commencement of construction of the Seventh Amendment Improvements and before the Contractor's equipment is moved onto the site. If commercially available, such policies of insurance will contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In any event, Tenant shall notify Landlord as soon as reasonably possible following the date Tenant becomes aware of (a) any cancellation of insurance policies required hereunder, and/or (b) any change that results in a material adverse change in coverage terms or limits of insurance policies required hereunder. Tenant's Agents shall maintain all required insurance coverage in force until the Seventh Amendment Improvements are fully completed and accepted by Landlord, except for any

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commercially reasonable and market-available Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. The Seventh Amendment Contract shall specify that all policies carried under this Section 5.1.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant and Tenant by Landlord under the Lease or this Seventh Amendment Work Letter and each party's rights with respect to the waiver of subrogation.

5.2 Governmental Compliance. The Seventh Amendment Improvements, and Tenant's performance thereof, shall comply in all respects with the following: (i) the Code and other Applicable Laws, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

5.3 Inspection by Landlord. During construction, upon reasonable prior notice, Landlord shall have the right to inspect the Seventh Amendment Improvements at reasonable times, provided however, that Landlord's failure to inspect the Seventh Amendment Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Seventh Amendment Improvements constitute Landlord's approval of the same. Should Landlord reasonably disapprove any portion of the Seventh Amendment Improvements as not being substantially in accordance with the Approved Working Drawings, for containing a Design Problem, or for any other reason for which Landlord may disapprove as set forth in this Seventh Amendment Work Letter, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Seventh Amendment Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Seventh Amendment Improvements and such defect, deviation or matter adversely affects the Building Systems, the Building Structure, exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, following notice to Tenant and Tenant's right to cure the same within the time periods set forth in the Lease, Landlord may take such action as Landlord reasonably deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Seventh Amendment Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's reasonable satisfaction.

5.4 Meetings. Commencing upon the commencement of preparation of the Construction Drawings, Tenant shall hold meetings at commercially reasonable intervals and times requested by Tenant, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Seventh Amendment

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Improvements, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend (including via teleconference or other similar means), all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken by Tenant or Tenant's Agents at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. The parties shall endeavor to include the review of Contractor's most recent request for payment at one such meeting each month.

5.5 Additional Services. If, during the course of construction of the Seventh Amendment Improvements, Landlord provides any additional services or facilities at Tenant's request (including, but not limited to, hoisting, cleanup or other cleaning services, trash removal, field supervision, security, engineering, or ordering of materials), then Tenant shall pay Landlord for such services and facilities at Landlord's commercially reasonable rates and charges therefor. Landlord shall not have any obligation to provide any of the foregoing services or facilities.

5.6 Completion of Construction. Upon Tenant's commencement of physical construction of the Seventh Amendment Improvements (or any Phase thereof), Tenant shall diligently pursue the completion of such construction (or applicable Phase). Upon completion of all Seventh Amendment Improvements (or, in the case of phased construction, upon completion of each Phase), Tenant shall deliver to Landlord, to the extent not previously delivered, all of the Tenant Deliverables set forth in Section 4 of Schedule 1 attached to this Seventh Amendment Work Letter (i.e., the "Prior to Release of Final Payment" category of Tenant Deliverables).

5.7 Notice of Completion. Within thirty (30) days after completion of construction of the Seventh Amendment Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same as Tenant's agent for such purpose, at Tenant's sole cost and expense.

SECTION 6

MISCELLANEOUS

6.1 Tenant's Representative. Tenant has designated Brenda Badal (email: [***] and phone number : [***]) as its sole representative with respect to the matters set forth in this Seventh Amendment Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Seventh Amendment Work Letter.

6.2 Landlord's Representative. Landlord has designated Scott Halfwassen (email: [***] and phone number: [***]) as its sole representative with respect to the matters set forth in this Seventh Amendment Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Seventh Amendment Work Letter.

6.3 Electronic Notices and Approvals. Notwithstanding any provision to the contrary contained in the Lease or this Seventh Amendment Work Letter, Landlord and Tenant may transmit or otherwise deliver any of the notices and/or approvals required under this Seventh

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Amendment Work Letter (but excluding notices of default, which shall be given in accordance with the "Notices" provision of the Lease) via electronic mail to Tenant's and Landlord's respective representatives identified in Sections 6.1 and 6.2 of this Seventh Amendment Work Letter. The foregoing shall not preclude either party from sending any notices or approvals by any of the other means identified under the "Notices" provision of the Lease.

6.4 Time Periods; Approval Process. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

6.5 Tenant's Default. Notwithstanding any provision to the contrary contained in the Lease or this Seventh Amendment Work Letter, if any monetary or material non-monetary default by Tenant under the Lease or this Seventh Amendment Work Letter beyond applicable notice and cure periods shall occur , then, in addition to all other rights and remedies granted to Landlord pursuant to the Lease, (i) Landlord shall have the right to suspend disbursement of all or any portion of the Seventh Amendment Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the suspension of construction of the Seventh Amendment Improvements (in which case, Tenant shall be responsible for any delay in the completion of the Seventh Amendment Improvements and any costs occasioned thereby), and (ii) all other obligations of Landlord under the terms of the Lease and this Seventh Amendment Work Letter shall be suspended until such time as such default is cured pursuant to the terms of the Lease. If any default by Tenant is cured, waived, or no longer continuing, Landlord's suspended obligations under this Section 6.5 shall automatically be reinstated effective immediately.

6.6 Landlord Delay. As used in this Seventh Amendment Work Letter, "Landlord Delay" means an actual delay in the design, construction, or completion of the Seventh Amendment Improvements (or any Phase thereof) to the extent resulting from (i) any violation of Applicable Laws which Landlord is required to cure pursuant to Article 24 of the Lease (as amended by Section 16.2 of the Seventh Amendment) or pursuant to Section 16.1 of the Seventh Amendment (Egress Compliance Work), or Landlord's failure to obtain or maintain any governmental permits, consents, approvals, or other documentation that is Landlord's responsibility under the Lease, where such violation or failure delays or prevents Tenant from obtaining any governmental permits, consents, approvals, or other documentation required for, or commencing, performing, or completing, the Seventh Amendment Improvements; or (ii) material interference by Landlord, its employees, agents, or contractors with Tenant's design, construction, or completion of the Seventh Amendment Improvements (including impairment of Tenant's Agents' access to the Renewal Premises or facilities at the Project reasonably necessary for such purpose, or interference with the movement of materials or personnel to the Renewal Premises). If Tenant contends that a Landlord Delay has occurred, Tenant shall notify Landlord in writing (a "Delay Notice"), and if the actions or circumstances described in the Delay Notice constitute a Landlord Delay and are not cured by Landlord three (3) business days after Landlord's receipt of the Delay Notice, then a Landlord Delay shall be deemed to have occurred commencing as of the date such Delay Notice was received by Landlord and continuing until cured. Upon the occurrence of a Landlord Delay, then, in addition to any other rights and remedies available to Tenant under the Lease, at law or in equity: (a) the Allowance Deadline (and any other deadlines applicable to

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Tenant under this Seventh Amendment Work Letter) shall be extended on a day-for-day basis for each day of Landlord Delay; and (b) Tenant shall be entitled to an abatement of Base Rent and Direct Expenses with respect to the portion of the Renewal Premises affected by such Landlord Delay and not usable and not actually utilized by Tenant for the conduct of business (the "Affected Premises"), in an amount equal to one (1) day of Base Rent and Direct Expenses applicable to the Affected Premises for each day of Landlord Delay.

6.7 Expedited Arbitration Proceeding. As used in this Seventh Amendment Work Letter, the term "Expedited Arbitration Proceeding" means an arbitration to be held in San Francisco administered by JAMS or any successor thereto under the Expedited Procedures provisions (Rules 16.1-16.2 in the current edition) of the JAMS Comprehensive Arbitration Rules and Procedures, and such determination rendered by the arbitrator shall be binding upon the parties and may be entered in any court having jurisdiction thereof. In any Expedited Arbitration Proceeding conducted hereunder, the arbitrator shall determine the extent to which each party is successful in such Expedited Arbitration Proceeding in addition to rendering a decision on the dispute submitted. If the arbitrator determines that one (1) party is entirely unsuccessful, then such party shall pay all of the fees of such arbitrator. If the arbitrator determines that both parties are partially successful, then each party shall be responsible for such arbitrator's fees only to the extent such party is unsuccessful (e.g., if Landlord is eighty percent (80%) successful and Tenant is twenty percent (20%) successful, then Landlord shall be responsible for twenty percent (20%) of such arbitrator's fees and Tenant shall be responsible for eighty percent (80%) of such arbitrator's fees). Either party shall have the right to submit a dispute between the parties that arises under this Seventh Amendment Work Letter, or that otherwise relates to the design, construction, or completion of the Seventh Amendment Improvements (including any related compliance with law responsibilities under the Lease), to an Expedited Arbitration Proceeding.

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SCHEDULE 1 TO EXHIBIT D

LIST OF TENANT DELIVERABLES

1. PRIOR TO START OF CONSTRUCTION OF SEVENTH AMENDMENT IMPROVEMENTS

1.1. Approved and permitted Construction Drawings

1.2. Approved subcontractors list

1.3. Copies of all executed Seventh Amendment Contracts with Contractor

1.4. Construction Schedule

1.5. Copies of Permits for Seventh Amendment Improvements

1.6. Preliminary Budget and the budget with Seventh Amendment Final Costs

2. ONGOING DURING CONSTRUCTION

2.1. Budget and Construction Schedule revisions as they occur

2.2. Change orders as they occur

2.3. Construction Drawings revisions as they occur

2.4. Monthly (or less frequently, as Tenant elects) applications of payment certified by Architect with reciprocal releases when received

2.5. Monthly 4-week look ahead schedule

2.6. Permit sign off card when received

3. PRIOR TO RELEASE OF ANY FUNDS RELATED TO HARD COSTS

3.1. Final Space Plans approved by both parties

3.2. Construction Drawings approved by both parties

3.3. Project budget

3.4. Project schedule

3.5. Pay applications approved by the Architect

3.6 Formal written request from Tenant's representative requesting specific amounts to be disbursed

4. PRIOR TO RELEASE OF SEVENTH AMENDMENT FINAL RETENTION PAYMENT

4.1. Architect's Certificate of Substantial Completion (on the AIA G704 form or such other format approved by Landlord)

4.2. Final Contractor pay application indicating 100% complete, 95% previously paid

4.3. Unconditional mechanic's lien releases from Contractor and all subcontractors in compliance with applicable laws

4.4 Final as-built drawings in PDF (permit stamped) and CAD files (architectural, electrical, mechanical, plumbing, fire sprinkler and fire life safety)

4.5. Physical inspection of the Renewal Premises by Landlord inspection team

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4.6. Temporary certificate of occupancy, certificate of occupancy or other equivalent form, when received

4.7 Landlord's Standard Close Out Package:

•
Air Balance Report (if applicable to the Seventh Amendment Improvements)
•
O & M Manuals
•
MSDS Sheets (if applicable to the Seventh Amendment Improvements)
•
Final Building Inspection Card(s)
•
Final General Contractor Project Directory (complete contact info)
•
Final Subcontractor List (complete contact info)
•
Warranties/Guaranties
•
Confirmation all keys/access cards returned

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EXHIBIT E

SIGNAGE

BLDG A: NEW SIGNAGE

JEFFERSON / EL CAMINO-SIDE CORNER

MIDDLEFIELD RD

WINSLOW ST

Future West-facing Signage: Pending signage vendor review of placement, size and signage visibility study, and City of RWC approval.

NO PARKING

JEFFERSON AVE

EL CAMINO-SIDE

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BLDG A & B: SIGNAGE

MIDDLEFIELD RD
WINSLOW ST
JEFFERSON AVE
EL CAMINO-SIDE
BLDG A TO REMAIN
BLDG A TO REMAIN
BLDG A TO REMAIN
BLDG B TO BE REMOVED W/ 7TH AMENDMENT
BLDG B REMOVED W/ 6TH AMENDMENT
BLDG. A NEW REQUEST:
• North West corner of building
• West (El Camino-facing) garage level (see page 11 for details)
WS-1 Wall Sign - Non-illuminated
WS-2 Freestanding ID - Indirect Illuminated
North
ROSS LUTHIN CREATIVE
box
crossing 900
Box Identity Graphics
Planning
Conceptual Design
Design Development
City Submittal
07.20.15
1/32"=1'-0"
Box
Sign Location Plan
SL.1

BLDG A
EXISTING SIGNAGE: LOBBY ENTRANCE

JEFFERSON AVE

MIDDLEFIELD RD

box

ROSS LUTHIN CREATIVE www.rossluthin.com | Client: box | Project: crossing 900 | Box Identity Graphics | Phase: ☐ Planning ☐ Conceptual Design ☐ Design Development ■ City Submittal | Revision: 07.20.15 | Scale: NTS | Title: Lobby Entry | Page: 3.0

WINSLOW ST

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BLDG A
EXISTING SIGNAGE: JEFFERSON / MIDDLEFIELD

box
box

EL CAMINO-SIDE

WINSLOW RD

JEFFERSON AVE

MIDDLEFIELD RD

ROSS LUTHIN CREATIVE www.rossluthin.com	Client: box	Project: crossing 900	Box Identity Graphics	Phase: ☐ Planning ☐ Conceptual Design ☐ Design Development ■ City Submittal	Revision: 07.20.15	Scale: NTS	Title: Jefferson Corner Wall Signs WS-2	Page: 6.0

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